UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Viad Corp

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Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

April 10, 2017

Dear Fellow Viad Corp Shareholder:

We look forward to your attendance in person or by proxy at the 2017 Annual Meeting of Shareholders of Viad Corp.  We will hold the meeting on Thursday, May 18, 2017, at 8:00 a.m., Mountain Standard Time, at The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016.  The formal notice of the meeting and proxy statement are attached and provide information about the matters to be acted upon by shareholders.

Directors and officers will be available at the meeting to speak with you.  There will be an opportunity during the meeting for your questions regarding the affairs of the Company and for a discussion of the business to be considered at the meeting, as explained in the notice and proxy statement.  The agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation
Election of Directors	FOR
Ratification of Deloitte & Touche LLP as our independent public accountants for 2017	FOR
Advisory approval of named executive officer compensation	FOR
Advisory vote on the frequency of future executive compensation advisory votes	EVERY ONE YEAR
Approval of the 2017 Viad Corp Omnibus Incentive Plan	FOR

Your vote is important, and we urge you to cast your vote promptly.  Whether you plan to attend the meeting or not, please sign, date and return the enclosed proxy card in the envelope provided, or you may vote your shares by telephone or the Internet as described on your proxy card.  If you plan to attend the meeting, you may vote in person.

Thank you for your continued support of Viad Corp.

Sincerely,

Richard H. Dozer	Steven W. Moster
Chairman of the Board of Directors	President and Chief Executive Officer

Viad Corp 1850 North Central Avenue, Suite 1900 Phoenix, Arizona 85004-4565

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 18, 2017

8:00 a.m.

The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016

The 2017 Annual Meeting of Shareholders of Viad Corp, a Delaware corporation, will be held at The Camby Hotel, 2401 East Camelback Road, Phoenix, Arizona 85016, on Thursday, May 18, 2017, at 8:00 a.m., Mountain Standard Time.  No admission tickets or other credentials will be required for attendance at the meeting.  You may use the hotel’s free valet parking.  The purposes of the meeting are to:

1.	Elect two directors to Viad’s Board of Directors, each for a three-year term;
2.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2017;
3.	Approve, in an advisory vote, the 2016 compensation of Viad’s named executive officers;
4.	Recommend, in an advisory vote, whether the advisory shareholder vote to approve the compensation of Viad’s named executive officers should occur every one, two or three years;
5.	Approve the 2017 Viad Corp Omnibus Incentive Plan; and
6.	Consider any other matters which may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  Our 2016 Annual Report, including financial statements, is included with your proxy materials. Only shareholders of record of common stock at the close of business on March 23, 2017 are entitled to receive this notice and to vote at the meeting.  A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose.  The list will also be available on the same basis for 10 days prior to the meeting at Viad’s principal executive office at the address listed above.  To assure your representation at the meeting, please vote your shares by telephone, the Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience.  The Internet and automated telephone voting features are described on the proxy card.  We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy.  Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors

Deborah J. DePaoli
General Counsel and Secretary
April 10, 2017

Important Notice Regarding the Availability of Proxy Materials

The 2017 Proxy Statement and 2016 Annual Report are available at

http://www.viad.com/investors/annual-meeting-proxy-materials

PROXY STATEMENT SUMMARY

Viad Corp 2017 Annual Meeting	Thursday, May 18, 2017 8:00 a.m., Mountain Standard Time	The Camby Hotel 2401 East Camelback Road, Phoenix, Arizona 85016

Agenda	1.	Elect two directors.
	2.	Ratify the appointment of Deloitte & Touche LLP as our independent public accountants (also referred to as “independent auditor”) for 2017.
	3.	Hold an advisory vote to approve the 2016 compensation of Viad’s named executive officers.
	4.	Hold an advisory vote on whether the advisory shareholder vote to approve the compensation of Viad’s named executive officers should occur every one, two or three years.
	5.	Approve the 2017 Viad Corp Omnibus Incentive Plan.
	6.	Any other proper business.

Proxies Solicited By	Board of Directors of Viad Corp.

First Mailing Date	We anticipate mailing the proxy statement on April 10, 2017.

Record Date	March 23, 2017. On the record date, we had 20,380,198 shares of our common stock outstanding.

Voting

If you were a holder of Viad common stock on the record date, you may vote in person at the meeting, by the Internet, by automated telephone voting or by proxy.  Each share held by you is entitled to one vote.

Proxies

We will vote signed returned proxies “FOR” the Board’s director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2017, “FOR” the approval of the 2016 compensation of Viad’s named executive officers, “FOR” the approval of the 2017 Viad Corp Omnibus Incentive Plan, and in favor of every “ONE YEAR” for the frequency of future advisory shareholder votes to approve the compensation of the named executive officers, unless you vote differently on the proxy card.  The proxy holders will use their discretion on any other matters that may properly come before the annual meeting.  If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under the “Voting Procedures and Revoking Your Proxy” section of this proxy statement.

Your Comments	Your comments about any aspect of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

Viad Corp | PROXY STATEMENT SUMMARY	1

PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board of Directors” or the “Board”) of Viad Corp (“Viad,” “we” or the “Company”) has nominated the two persons listed below under the “Director Nominees” section to serve as directors.  Each of the director nominees proposed for election at this year’s annual meeting is an independent director within the meaning of the New York Stock Exchange (“NYSE”) listing standards, applicable Securities and Exchange Commission (“SEC”) regulations and Viad’s Corporate Governance Guidelines.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Viad’s Bylaws (the “Bylaws”) provide that the vote standard is a majority of votes cast for uncontested elections of directors, which means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee.  The Bylaws further provide that if a nominee who already serves as a director is not elected by a majority vote, then the director will be obligated to tender his or her resignation to the Board.  The Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will be required to publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results.  The director who tenders his or her resignation will not participate in the Board’s decision.  In contested elections where the number of nominees exceeds the number of directors to be elected, the Bylaws provide for a plurality vote standard.  If a nominee who was not already serving as a director is not elected at the annual meeting, the nominee would not become a director.

SKILLS, QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

While Viad’s directors have many individual qualifications, our Board believes that certain specific qualifications are common to all of Viad’s directors, and these qualifications (as well as others) led the Board to conclude that each director listed below under the “Director Nominees” and “Directors Continuing in Office” sections should serve on the Board. These qualifications include:

•	Commitment to the long-term interest of Viad’s shareholders
•	Highest ethical standards and integrity
•	Willingness to act on and be accountable for Board decisions
•	Ability to provide informed and thoughtful counsel to top management on a range of issues
•	History of achievement that reflects superior standards for himself/herself and others
•	Loyalty and commitment to driving the success of Viad
•	Willingness to ask questions and pursue answers
•	Ability to take tough positions, while at the same time work as a team player
•	Willingness to devote sufficient time to carrying out his/her duties and responsibilities effectively as a Board member, and commitment to serve on the Board for an extended period of time
•	Adequate time to spend learning the businesses of Viad
•	Individual background that provides a portfolio of experience, knowledge and personal attributes commensurate with Viad’s needs

2	Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS

BOARD STRUCTURE

Our Board consists of eight persons divided into three classes or groups.  The term of one class of directors expires at each annual meeting, and nominees are elected to that class for a term of three years.  Two directors are proposed for election at this year’s Annual Meeting of Shareholders.

DIRECTOR NOMINEES

Our Board of Directors has nominated Edward E. Mace and Joshua E. Schechter for election at the 2017 Annual Meeting of Shareholders.  Both nominees are independent members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2020.  Information about the director nominees is presented below.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” these director nominees.

Edward E. Mace

Mr. Mace has been President and Chief Executive Officer of Silverwest Hotel LLC (“Silverwest”), including predecessor companies, since 2014.  Silverwest is a company that manages and operates certain fund-level and project-specific entities formed to acquire, develop, reposition and own hotels and resorts in the United States.  He also holds various positions with related entities: Co-Founder/Managing Partner of Silverwest Hotel Partners LLC and Managing Director-Hotel & Resort Group of Mariner Real Estate Management LLC. Mr. Mace is also the Founder of Mace Pacific Holding Company, LLC, a private investment company involved in hotel and resort investment, and has served as its President since 2006. He was a member of the Concessions Management Advisory Board of the U.S. National Park Service from 2010 to 2012. Mr. Mace was President of Vail Resorts Lodging Company and Rock Resorts International LLC, both subsidiaries of Vail Resorts, Inc. (NYSE: MTN), an owner, manager and developer of ski resorts and related lodging, from 2001 to 2006.  Prior to that position, Mr. Mace was an executive of Fairmont Hotels & Resorts, Inc., where he served as Vice Chairman from 2000 to 2001, President and Chief Executive Officer from 1998 to 2000, and Executive Vice President from 1996 to 1998.  From 1994 to 1996, Mr. Mace was a partner in KPMG LLP’s hospitality and real estate consulting practice. He also served as a director of BRE Properties, Inc., a publicly-traded real estate investment trust, from 1998 to 2010.  Mr. Mace has extensive public company experience in the travel and leisure sector, both as an executive officer and as a director, as well as finance and accounting experience.  Age 65.  Director since 2012.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	3

Joshua E. Schechter

Mr. Schechter has served as a director and chairman of the board of Support.com (NASDAQ: SPRT), a provider of cloud-based software and services for technology support, since 2016, as well as a member of its Compensation Committee, Nominating and Governance Committee and Audit Committee. Previously, he served as a director of Aderans Co., Ltd. ("Aderans"), a multinational company engaged in hair-related business, and was the Executive Chairman of Aderans America Holdings, Inc., Aderans' holding company in the United States, from 2008 to 2015. From 2001 to 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of the following: The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from 2014 until the completion of its public sale in

March 2015; WHX Corporation (now known as Handy & Harman Ltd.) (NASDAQ: HNH), a diversified manufacturer of engineered niche industrial products with leading positions in many of the markets it serves, from 2005 until 2008; and Puroflow, Inc. (now known as Argan, Inc.) (NYSE: AGX), a provider of a full range of power industry and telecommunications infrastructure services, from 2001 until 2003. Together with his managerial and public company board experience, Mr. Schechter's experience in capital markets, acquisitions and other transactions in a variety of industries enables him to provide valuable insight to the Board. Age 44. Director since 2015.

Mr. Schechter was appointed to the Board April 2015 with a term expiring at the Company’s 2017 Annual Meeting of Shareholders pursuant to a settlement agreement entered into on April 11, 2015 between the Company and JCP Investment Partnership, LP (“JCP”), under which JCP agreed to withdraw its February 20, 2015 notice of intent to nominate three director candidates at the 2015 annual meeting.  Mr. Schechter’s nomination for election at the 2017 Annual Meeting of Shareholders was the result of the independent processes of the Board of Directors.

DIRECTORS CONTINUING IN OFFICE

Information about the five directors continuing in office until the expiration of their designated terms is presented below.

For Terms Expiring at the 2018 Annual Meeting:

Richard H. Dozer

Mr. Dozer has served as our independent Chairman of the Board since December 2014.  Mr. Dozer was President of the Arizona Diamondbacks, a Major League Baseball franchise, from the team’s inception in 1995 until 2006, Vice President and Chief Operating Officer of the Phoenix Suns, an NBA professional basketball franchise, from 1987 to 1995, and President of Talking Stick Arena (formerly US Airways Center and America West Arena) from 1989 to 1995.  Mr. Dozer’s leadership positions with the Arizona Diamondbacks, Phoenix Suns and US Airways Center (now called Talking Stick Arena) provided him with skills and experience related to Viad’s specific industries, including the operations, management, sales and marketing of large-scale live corporate and consumer events.  Mr. Dozer also has financial experience, which he acquired from his audit manager position and other positions he held with Arthur Andersen from 1979 to 1987, during which time he held a CPA license.  Mr. Dozer was Chairman-Phoenix Office of GenSpring Family Offices, a wealth management firm for ultra high net worth families, a position he held from 2008 to 2013.  He also serves as Treasurer of the Greater Phoenix Convention and Visitors Bureau.  Mr. Dozer was co-founder and a managing partner of CDK Partners, a real estate development and investment company, from 2006 to 2008.  Mr. Dozer is a director, Chairman of the Board and Audit Committee Chairman of Swift Transportation Company (NYSE: SWFT), and a director and Finance Committee Chairman of Blue Cross Blue Shield of Arizona, as well as a member of its Executive Committee, Compensation Committee and Audit Committee.  He previously served as a director of Apollo Education Group, Inc. (NASDAQ: APOL) from 2011 to 2017 and Stratford American Corporation from 1998 to 2006.  Age 59.  Director since 2008.

4	Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS

Robert E. Munzenrider

Mr. Munzenrider is Founder or Co-Founder of several e-commerce businesses, and is the retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. (NASDAQ: APOG), a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002.  In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises.  He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor.  From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc. (NYSE: SJT), an international medical device manufacturing and marketing company.  Mr. Munzenrider has a strong finance and accounting background, holding his CPA license since 1971 and serving in the position of Chief Financial Officer for a majority of his professional career.  In addition, he has a historical familiarity with Viad operations, as he was the Chief Financial Officer of three of Viad’s former operating companies from 1982 to 1997.  Mr. Munzenrider is a director of MGC Diagnostics Corporation (NASDAQ: MGCD) (formerly Angeion Corporation), and is Chair of the Audit Committee and a member of the Nominating Committee.  He previously served as a director of Kips Bay Medical, Inc., Criticare Systems, Inc., ATS Medical, Inc. and CABG Medical, Inc.  Age 72.  Director since 2004.

For Terms Expiring at the 2019 Annual Meeting:

Andrew B. Benett

Mr. Benett previously served as the Group Chairman-North America of Havas Group, a global integrated marketing communications group, from November 2016 to 2017, and also served as Global Chief Executive Officer of Havas Group, the largest business unit of Havas S.A. from 2014 to 2017.  Mr. Benett was responsible for the management of Havas’ creative agencies across 75 countries and 120 cities. Mr. Benett joined Havas Worldwide, then known as Euro RSCG Worldwide, in 2004 as Global Chief Strategy Officer. In 2007, he was named Co-CEO of Euro RSCG New York. From 2010 to 2013, Mr. Benett held the position of Global Chief Executive Officer of Arnold Worldwide, a Havas company.  Prior to joining Havas, Mr. Benett was Executive Vice President, Executive Director, Strategy and Innovation at FutureBrand Company, Inc., a brand strategy, innovation and marketing consultancy. Mr. Benett has extensive experience in the areas of innovative marketing solutions and digital media, broad knowledge of the digital and social media revolution impacting businesses and decades of experience working with some of the world’s most well-known brands.  Mr. Benett sits on The College Board of Advisors at Georgetown University, is a Director-at-Large for the 4As (the American Association of Advertising Agencies), is a member of the 2012 class of Henry Crown Fellows at the Aspen Institute and is a member of the Aspen Global Leadership Network.  Mr. Benett has been inducted into the American Advertising Federation’s Advertising Hall of Achievement, honoring innovators under the age of 40 (2010), Boston Business Journal’s “40 Under 40” (2010) and Crain’s New York Business’ “40 Under 40” (2009).  He is a frequent contributor to the Financial Times, Brandweek, CNBC and CNN, and speaks regularly on the topics of corporate branding, corporate social responsibility, marketing innovation and talent. Mr. Benett is co-author of three marketing books and is a graduate of the Georgetown University College of Arts and Sciences. Age 46. Director since 2013.

Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS	5

Isabella Cunningham

Dr. Cunningham has been the Stan Richards Chair in Advertising and Public Relations at the Stan Richards School of Advertising and Public Relations of The University of Texas at Austin since 2015.  Previously, Dr. Cunningham was the Ernest A. Sharpe Professor in Communication from 1983 to 2015.  Dr. Cunningham was the Chair of the Advertising Department from 1977 to 1985 and again from 2001 to 2014. She has been a Professor at The University of Texas at Austin since 1981.  Dr. Cunningham is also a consultant and has been an expert witness in advertising and intellectual property in state and federal cases. She has also been a consultant in business and marketing strategy for over 35 years.  Dr. Cunningham is the author of 10 books and numerous scholarly articles, and is considered a national and international authority in advertising.  Dr. Cunningham serves as a member of several editorial boards, nonprofit organizations and many university and community organizations.  Dr. Cunningham has extensive knowledge and expertise regarding the marketing industry, including the face-to-face marketing space in which Viad competes.  Dr. Cunningham acquired executive management and governance experience during her service on the boards of directors of for-profit companies and non-profit organizations and served on the Board of Trustees of St. Edward’s University for 25 years and serves currently as a Trustee Emeritus.   Age 74.  Director since 2005.

Steven W. Moster

Mr. Moster has served as President and Chief Executive Officer of Viad since 2014,  President of GES (previously referred to as the Marketing & Events Group of the Company) since 2011 and President of Global Experience Specialists, Inc., a subsidiary of Viad, since November 2010.  Mr. Moster has served in various executive management roles with Global Experience Specialists, Inc., including Executive Vice President - Chief Sales & Marketing Officer from 2008 to February 2010, Executive Vice President - Products and Services from 2006 to 2008 and Vice President - Products & Services Business from 2005 to 2006, and worked as an independent marketing and sales consultant of 3 Day Blinds Corporation, a leading manufacturer and retailer of custom window coverings, from April 2010 to August 2010.  Prior thereto, Mr. Moster was Engagement Manager, Management Strategy Consulting for McKinsey & Company from 2000 to 2004, where he worked with a broad set of clients to create and implement growth strategies. Mr. Moster’s track record of executing growth strategies and improving operating efficiencies, and his deep understanding of Viad's operations, give him the unique ability to accelerate the Company’s strategic growth initiatives and enhance shareholder value across both business groups. Age 47. Director since 2014.

Margaret Pederson, a director since 2011, has decided not to stand for re-election at the 2017 Annual Meeting of Shareholders in order to pursue other opportunities.  After the end of her term, she will serve in the capacity of Director Emeritus (non-voting) until December 31, 2017.

6	Viad Corp | PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE POLICIES AND PRACTICES

In accordance with applicable laws and the Bylaws, the business and affairs of Viad are governed under the direction of the Board of Directors.  The system of governance practices followed by Viad is set forth in our Corporate Governance Guidelines and in the charters of each of the committees of the Board of Directors.  The Corporate Governance Guidelines set forth the practices our Board will follow with respect to its duties, operations, committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession and annual Board and committee performance evaluation.  The Corporate Governance Guidelines and committee charters are reviewed periodically to ensure the effective and efficient governance of Viad and compliance in a timely manner with all laws and the listing standards of the NYSE that are applicable to corporate governance.

Corporate governance information, including the Corporate Governance Guidelines, committee charters and the Code of Ethics applicable to Viad’s directors, officers and employees may be viewed on Viad’s web site at http://www.viad.com/about-us/corporate-governance/view-on-governance.  They are also available in print upon written request to the Corporate Secretary of Viad at the address listed in the notice of meeting attached to this proxy statement.

CORPORATE GOVERNANCE HIGHLIGHTS

We are proud of our corporate governance program.  Highlights of the corporate governance standards of our Company are provided below:

•	The Board has separated the positions of Chief Executive Officer (“CEO”) and Chairman of the Board
•	The Board has an independent Chairman
•	Average tenure of directors is currently 6.4 years, offering a balanced mix of experience and fresh perspectives
•	Director peer reviews, which are designed to enhance each director’s performance, and annual Board and committee performance review
•	The Board is fully engaged in the Company’s strategic planning process, including reviewing throughout the year the status of its execution and results
•	No poison pill agreement
•

Company policy prohibits all directors, named executive officers (“NEOs”) and other employees from engaging in hedging transactions with respect to Viad securities, and all directors, NEOs and other executive officers from pledging, or using as collateral, Viad securities in order to secure personal loans or other obligations

•	Viad’s NEOs and other executive officers may not sell any vested restricted stock granted in 2013 and thereafter unless and until they have complied with the Company’s stock ownership guidelines
•	All directors are independent outside directors, except the CEO
•	The Board holds regular non-management executive sessions
•

The Company has a majority voting requirement for the election of directors in uncontested elections and requires incumbent directors who do not receive a majority of the votes to submit their resignations to the Board

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7

•	All committees of the Board are comprised 100% of independent outside directors
•	Forfeiture and repayment (or “clawback”) provisions apply to short-term and long-term incentive compensation
•

Policy on insider trading generally permits Viad’s directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information

•	A culture of compliance and ethical behavior reinforced through our Always Honest® Compliance & Ethics Program, which we instituted more than 20 years ago

COMMITTEES AND DIRECTOR INDEPENDENCE

Our Board maintains three standing committees to assist in fulfilling its responsibilities: the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources Committee.  Each committee meets periodically during the year, reports regularly to the full Board and annually evaluates its performance.  The table below provides current membership and 2016 meeting information for each committee.  In addition, the table identifies the independent directors, as determined by our Board, within the meaning of the NYSE listing standards, applicable SEC regulations and Viad’s Corporate Governance Guidelines. The Corporate Governance Guidelines include categorical standards for independence that meet or exceed the NYSE listing standards.  Mr. Moster is the only officer-director serving on our Board, and was the only officer-director serving on the Board during 2016.

Name	Audit	Corporate Governance and Nominating	Human Resources	Independent Director
Mr. Benett		Chair	Member	Yes
Dr. Cunningham	Member	Member		Yes
Mr. Dozer	Member		Member	Yes
Mr. Mace	Member		Chair	Yes
Mr. Moster				No
Mr. Munzenrider	Chair		Member	Yes
Ms. Pederson[1]		Member	Member	Yes
Mr. Schechter	Member	Member		Yes
2016 Meetings	11	4	6

______________________________________

[1]

Term as a director ends as of the 2017 Annual Meeting of Shareholders.  Ms. Pederson, having served on the Board since 2011, has decided not to stand for re-election in order to pursue other opportunities.

The particular areas of responsibility of each Board committee and other related information are described below.  Each committee below may form and delegate authority to a subcommittee of one or more members of the committee.

Audit Committee.  The Audit Committee assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements and the independence and performance of Viad’s internal auditors and external independent registered public accountants.  The committee conducts regularly scheduled executive sessions with individual members of Viad’s management and with Viad’s independent registered public accountants.  The committee has sole authority to appoint or replace Viad’s independent registered public accountants.  The independent registered public accountants report directly to the committee.  In addition, the committee has authority to obtain advice and assistance from internal and external legal, accounting and other advisors.  The Board has determined that all members of the Audit Committee are “financially literate,” as defined by NYSE listing standards, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

8	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting and proposes candidates to fill any vacancies on the Board.  The committee is also responsible for an assessment of the Board’s performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, the Corporate Governance Guidelines and the compensation and benefits of non-employee directors.  The committee has sole authority to retain and/or terminate any search firm or compensation consultant used to identify director candidates or to assist in the evaluation of director compensation.

Human Resources Committee.  The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value.  The committee also reviews and approves, subject to ratification by independent members of the Board, the salary and equity and incentive compensation of Viad’s CEO, approves salaries and compensation of other executive officers of Viad and approves incentive compensation targets and awards under various compensation plans and programs of Viad. In addition, the committee has sole authority to retain and/or terminate any compensation consultant used to assist in the evaluation of the compensation of Viad’s CEO and other executive officers.  The committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  While the Corporate Governance and Nominating Committee is responsible for reviewing and making recommendations to the Board regarding non-employee director compensation and benefits, the Human Resources Committee has sole authority to approve grants of equity compensation to non-employee directors under the 2007 Viad Corp Omnibus Incentive Plan.  The CEO makes a recommendation to the committee on the compensation of other executive officers of Viad; however, the committee has sole authority to approve, for the CEO and other executive officers: (a) the annual base salary level; (b) the annual incentive opportunity level and granting of awards; (c) the long-term incentive opportunity level and granting of awards; and (d) any special or supplemental benefits, with the salary, equity and incentive compensation of the CEO being subject to ratification by independent members of the Board.

Independent Compensation Consultant to Human Resources Committee.  The Human Resources Committee retained Frederick W. Cook & Co., Inc. (“FW Cook”) in 2016 as the committee’s independent compensation consultant.  In 2016, FW Cook performed executive compensation market analysis and executive pay and performance alignment analysis.  The committee derived benchmark valuations from general industry market surveys and the Company’s comparator group in consultation with FW Cook.  Viad paid FW Cook in 2016 only for services and advice related to executive compensation.  The committee assessed, based on the six independence factors for compensation consultants outlined in the SEC rules and in its charter, whether the work of its independent compensation advisor would raise a conflict of interest. Based on a review of the six independence factors, the committee determined that the services provided by FW Cook to Viad had not raised a conflict of interest.

BOARD MEETINGS AND ANNUAL SHAREHOLDERS MEETING

Under Viad’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees on which they serve.  The Board of Directors held four regular meetings and four special meetings during 2016.  Each director attended 100% of his or her Board and committee meetings in 2016 and all directors were in attendance at the 2016 Annual Meeting of Shareholders.

MEETINGS OF NON-MANAGEMENT DIRECTORS

Our Board held five executive sessions of the independent, non-management directors in 2016.

BOARD LEADERSHIP STRUCTURE

Viad has separated the roles of Chairman and CEO.  The Chairman of our Board, Mr. Dozer, is an independent director.  Our CEO, Mr. Moster, also serves as a member of the Board.  The Board believes the separation of the Chairman and CEO roles will allow the CEO to focus his time and energy on operating and managing the Company while leveraging the Chairman’s experience and perspectives.  Mr. Dozer does not have an employment contract with the Company.

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

The Board believes that Viad has appropriate governance practices to ensure that the full Board maintains independent oversight, including:

•	All directors on the Board are independent, except the CEO
•	Executive sessions of the independent directors are held at regular meetings of the Board
•	An annual review of the performance of the CEO is conducted by the Human Resources Committee, whose members are all independent directors
•	An annual review of the Board’s performance is led by the Corporate Governance and Nominating Committee, whose members are all independent directors
•	The process for selecting new directors is led by the Corporate Governance and Nominating Committee
•	A periodic peer review of each director's performance
•

Regular succession planning reviews are conducted by the Board for the positions of the CEO and the senior management team, as well as other significant management positions within Viad’s operating companies.  The Board periodically reviews interim (i.e., emergency-response) and long-term succession plans with a view toward providing for orderly transitions (in the cases of both planned and unplanned management changes) related to each of Viad’s key executive positions

•	The responsibilities of our independent Chairman include, but are not limited to, the following:
◦	Presiding over regular and special meetings of the Board
◦	Presiding over the Annual Meeting of Shareholders
◦	Presiding over and calling executive sessions or other meetings of the independent directors
◦	Calling special meetings of the Board (without prejudice to any rights of the majority of directors to call such meetings)
◦	Coordinating the preparation of the meeting agendas in consultation with the CEO, and coordinating Board meeting schedules
◦	Coordinating with committee chairpersons on agenda items and meeting schedules
◦	Being available to participate in, and facilitating meetings with, our shareholders
◦	Recommending independent Board advisors for the Board’s approval
◦	Leading the Board in anticipating and responding to crises
◦

Acting as a liaison between the Board and management, and facilitating communications between the Board and the CEO between meetings, including discussing action items with the CEO following executive sessions

◦

Working with management in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board that is necessary for the Board to effectively and responsibly perform its duties

◦

Providing advice and counsel to the CEO and other members of senior management in areas such as corporate and strategic planning and policy, mergers and acquisitions, investor relations and other areas requested by the Board

◦	Such other responsibilities as may from time to time be assigned by the Board

10	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND REFRESHMENT

VIAD BOARD REFRESHMENT
Since 2012:
✓	Average director tenure reduced from 8.7 years to 6.4 years
✓	Broadened areas of expertise represented on Board
✓	Three new independent directors elected
✓	Elected an independent Chairman of the Board, which replaced the role of Lead Independent Director
✓	Rotation of Board chairman and periodic rotation of committee chairs and members

The continuous exchange of new ideas is vital to the success of our Board.  The Board and the Corporate Governance and Nominating Committee recognize that the interplay between diverse viewpoints, experience and backgrounds more effectively promotes the long-term interests of Viad’s shareholders.  The Board believes that shareholders are best served by both the outside perspectives offered by new directors as well as the valuable experience and familiarity that longer-serving directors bring.  The Board and the committee believe that the Company’s recent measures to promote “board refreshment,” including efforts to reduce the Board’s average director tenure from 8.7 years as of January 1, 2012 to 6.4 years as of March 31, 2017, and the election of three new independent directors during the same time period, has allowed the Board to maintain an appropriate balance of tenure, turnover and skills.  The Board and the committee believe that each of the director nominees possesses unique talents that contribute to the Board’s broad array of viewpoints and expertise.

CORPORATE GOVERNANCE AND NOMINATING AND HUMAN RESOURCES COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

Viad is not aware of any interlocking relationships between any member of the Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad’s executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Our Board adopted in February 2007 a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (including directors, director nominees, executive officers, shareholders owning 5% or greater of the Company’s outstanding stock and their immediate family members). The policy applies to any transaction in which Viad or an operating company is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Viad or one of its operating companies, as well as any compensation arrangements with executive officers or directors of Viad that have been approved or authorized by the Board or the Human Resources Committee.

The Corporate Governance and Nominating Committee is responsible for reviewing, approving and/or ratifying any transaction involving a related person.  Management will bring the matter to the attention of the Corporate Governance and Nominating Committee and provide it with all material information with respect to related person transactions.  A related person transaction must be approved in advance whenever practicable, otherwise it must be ratified as promptly as practicable; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.  In determining whether to authorize, approve and/or ratify a related person transaction, the committee considers all information that it determines is reasonable under the circumstances.  Specifically, the committee inquires into whether the transaction is fair and reasonable and whether the terms of the transaction are more or less favorable to Viad than terms Viad could obtain in a comparable arm’s length transaction with an unrelated third party.  A related person transaction will be submitted to the committee for consideration at its next meeting or, in those instances in which the CEO determines that it is not practicable or desirable for Viad to wait until the next committee meeting, to the Chair of the committee (who has the delegated authority to act between committee meetings with respect to this policy).  The Chair of the

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11

committee will report to the committee at the next committee meeting any approval under this policy pursuant to delegated authority.  The committee will annually review with the General Counsel existing related person transactions, if any, and report annually to the Board, to ensure that such transactions are being pursued in accordance with understandings and commitments made at the time they were approved, that payments are being made appropriately and that such transactions continue to serve the best interests of Viad.

There have been no transactions between the Company and a related person since January 1, 2016.

DIRECTOR NOMINATIONS

As provided in its committee charter and the Bylaws, the Corporate Governance and Nominating Committee has established procedures for consideration of candidates for Board membership suggested by its members and other sources, including shareholders.  The committee has authority under its charter to employ a third-party search firm to conduct research, review candidate data and otherwise assist the committee in identifying candidates to serve as a director of our Company.  A shareholder who wishes to recommend a prospective nominee for the Board should notify Viad’s Corporate Secretary in writing at the address listed in the notice of meeting attached to this proxy statement.  Any such recommendation must include:

•	the name and address of the candidate
•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below

•	the candidate’s signed consent to serve as a director, if elected, and to be named in the proxy statement

The Corporate Governance and Nominating Committee will review the qualifications of any person timely and properly nominated by a shareholder in accordance with the Bylaws relating to shareholder proposals as described in the “Submission of Shareholder Proposals and Director Nominations” section of this proxy statement.

When the Corporate Governance and Nominating Committee reviews a potential nominee, it looks at the candidate’s qualifications in light of the needs of our Board and Viad at that time given the then-current mix of director attributes.  The committee, in accordance with Viad’s Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, skills and experience in the context of the current needs of our Board.  The committee does not have a specific policy on diversity.  Director nominees also must have common qualities expected of all Viad directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of shareholders.  The committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the listing standards of the NYSE for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

In determining whether to nominate an existing director for re-election, the Corporate Governance and Nominating Committee will consider, among other factors, the tenure of the director.  The committee understands that new directors offer fresh perspectives and ideas that are critical to a forward-thinking and strategic Board, but also recognizes that longer-serving directors facilitate effective decision-making through their experience and familiarity with the Company’s businesses and policies.  Accordingly, in deciding whether to nominate an incumbent director for re-election, the committee considers the mix of different tenures of the directors, taking into account the benefits of directors with longer tenures, including greater board stability and continuity of organizational knowledge, and the benefits of directors with shorter tenures, including their new perspectives and a willingness to re-examine the status quo.  The Board and the committee believe that such an approach to board refreshment maintains an appropriate balance of viewpoints, skills, professional experience and backgrounds, and effectively advances the long-term interests of Viad’s shareholders.

Viad will deliver a questionnaire to a director candidate intended to be nominated by a shareholder addressing the candidate’s independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about

12	Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

the candidate in Viad’s proxy statement, if nominated by the committee.  In accordance with the Bylaws, a director candidate is required to provide responses to Viad’s director candidate questionnaire related to background, qualification, conflicts of interest and director independence.  In addition, the director candidate questionnaire includes a representation and agreement to be signed by the director candidate as to his or her independence and the lack of conflicts of interest.

COMMUNICATION WITH BOARD OF DIRECTORS

Interested parties may communicate directly with non-management directors, including the Chairman of the Board, and/or with the Board by writing to the following address:  Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, Attention: Corporate Secretary.  All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board’s next regularly scheduled meeting.

RISK OVERSIGHT

Management is responsible for assessing and managing the Company’s various exposures to risk, including the adoption of risk management controls, policies and procedures. Our Board oversees the management of the Company’s risk exposures by the Company’s management.  Our Board has delegated to the Audit Committee, as reflected in its charter, responsibility for discussing with Viad’s management the major financial risk exposures of Viad and the steps management has taken to monitor and control such exposures, including Viad’s risk assessment, risk management policies, information technology system controls and policies and data security.

The Board believes that cybersecurity is a critical component of the risk management program.  Each quarter members of Viad’s senior management who are responsible for the Company’s cybersecurity risk management practices present a cybersecurity report to the Audit Committee.  The reports address a range of issues relevant to Viad’s cybersecurity, including, but not limited to, the adequacy of personnel and resources, technological advances in cybersecurity protection, progress toward reducing cybersecurity risk exposure, rapidly evolving cybersecurity threats that may affect the Company and the industries in which Viad participates, and applicable cybersecurity laws, regulations and standards. The Company’s cybersecurity risk management practices are integrated into our overall risk management program.

Additionally, each year, Viad conducts a risk assessment to identify, evaluate and prioritize potential business risks.  As a part of this business risk assessment, a financial statement risk assessment and materiality analysis is conducted, including evaluating potential fraud schemes and scenarios that might affect Viad.  The risk assessment includes an evaluation of the significance of the risks, the likelihood of occurrence, the risk remaining after application of management controls and actions necessary to mitigate risk exposure.  Management presents a report on the results of the annual risk assessment during a regularly scheduled meeting of the Audit Committee, typically its May meeting, and all members of the Board are invited to attend this meeting.  Prior to the meeting, a written report of the results of the assessment is provided to all members of our Board.  Thereafter, at the meeting of the Board, the Chair of the Audit Committee provides a summary report to the full Board regarding the results of the assessment and the Audit Committee’s discussions concerning the results.  Management continuously monitors the Company’s risks throughout the year.  The Board’s role in risk oversight has not affected its leadership structure.

COMPENSATION RISK ANALYSIS

The Board also continuously monitors and manages executive compensation risk through the design of the Company’s executive compensation program.  The Human Resources Committee of the Board has structured the program in a way that mitigates the potential for excessive risk-taking by NEOs in managing Viad’s businesses.  A few of the program’s features that serve this purpose are:

Viad Corp | BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13

•	Balanced compensation components. The mix of pay for NEOs is not overly weighted toward either short-term incentive or long-term incentive compensation
•

Emphasis on long-term incentive compensation structure.  In designing NEO compensation packages, considerable emphasis is placed on long-term incentive compensation.  The ultimate value of each NEO’s long-term incentive award depends upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  As a result, these awards are intended to promote long-term, strategic decisions

•

Stock ownership guidelines.  Viad’s stock ownership guidelines align the financial interests of our directors and NEOs with those of our shareholders (see the CD&A subsection “Stock Ownership Requirements”)

•

Holding period restriction on vested restricted stock.  The Human Resources Committee has instituted a holding period on a NEO’s vested restricted stock until and unless the NEO meets the Company’s stock ownership guidelines (see the Compensation Discussion and Analysis (“CD&A”) subsection “Highlights of Our Compensation Program”)

•

Forfeiture for wrongful actions.  Short-term and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to conduct which may be detrimental to Viad (see the CD&A subsection “Clawback Provisions for Detrimental Conduct”)

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders.  Accordingly, we have adopted guidelines that specify the minimum amount of Viad common stock that directors, NEOs, other executive officers and key senior management employees are expected to own on a direct basis, meaning stock which is subject to market risk, not simply held under option.  The stock ownership guidelines call for each executive officer to own Company common stock that has an aggregate value within a range of 1.5 to 5.0 times the executive’s annual salary, depending on salary level.  The guidelines also call for each non-employee director to own Company common stock that has an aggregate value equal to 5.0 times the annual retainer payable to a non-employee director.  All non-employee directors have met or exceeded their goals.  Ms. Ingersoll and Ms. DePaoli currently exceed the stock ownership guidelines, and Mr. Moster, Mr. Barry and Ms. Striedel are working toward achieving compliance with the stock ownership guidelines.  For equity grants in 2013 and thereafter, the Company places a hold on vested restricted stock earned by NEOs, net of taxes, until the NEO’s total stock ownership meets the Company’s stock ownership guidelines or the NEO is no longer an employee of the Company.

RESTRICTION ON TRADING BY DIRECTORS AND OFFICERS

The Company’s policy on insider trading generally permits directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a Company-prescribed trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information.  In addition, the Company’s policy on insider trading prohibits directors, NEOs and other executive officers and employees from engaging in hedging transactions or other transactions designed to limit or eliminate the risks of owning Viad stock, and prohibits directors, NEOs and other executive officers from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations.

14	Viad Corp | COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

Each non-employee director receives compensation for service on our Board and any of its committees.  Directors who are also officers or employees of Viad do not receive any special or additional remuneration for service on the Board and do not serve on any of its committees.   Mr. Moster is the only officer-director currently serving on our Board, and was the only officer-director serving on the Board during 2016.

The Corporate Governance and Nominating Committee periodically reviews director compensation, taking into account factors such as workload and market data.  In February 2016, the committee recommended an increase in certain components of the compensation of our non-employee directors after advice of Frederick W. Cook & Co. Inc., the committee’s independent director compensation consultant, which reviewed and discussed with the committee director compensation data of our comparator group used for executive compensation benchmarking (as discussed in the CD&A section of our proxy statement) and published public company director compensation surveys.  The changes recommended by the consultant and approved by our Board are aligned with the market median.  Viad’s prior increase to director compensation occurred in 2012.  The Board approved in February 2016 the committee’s recommended changes to non-employee director compensation, as reflected in the table below.

The table below provides the 2016 compensation of the non-employee directors on our Board.  The dollar figures presented in column (c) of the table below represent the grant date fair value of the 2016 stock awards, which may not reflect the actual value to be realized by the director as economic and market risks associated with stock awards can affect the actual value realized.  The actual value realized by the director for the stock will not be determined until time of vesting, for purposes of paying taxes on the vesting event, and at the time of sale for all other purposes.

Name	Fees Earned Or Paid in Cash[1] ($)	Stock Awards[2] ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compen- sation[3] ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Mr. Benett	79,072	99,826	—	—	9,139	188,037
Dr. Cunningham	82,555	99,826	—	—	8,822	191,203
Mr. Dozer	179,660	99,826	—	—	6,839	286,325
Mr. Mace	98,553	99,826	—	—	3,822	202,201
Mr. Munzenrider	101,844	99,826	—	—	4,761	206,431
Ms. Pederson[4]	74,300	99,826	—	—	3,822	177,948
Mr. Schechter	74,300	99,826	—	—	2,152	176,278

__________________________________

[1]

In 2016, non-employee directors received an annual retainer of $45,000.  Committee chairs received an additional annual retainer which was increased, effective February 23, 2016,  from $5,000 to $10,000, $5,000 to $17,500 and $10,000 to $20,000 for the Corporate Governance and Nominating Committee, the Human Resources Committee and the Audit Committee, respectively.  Mr. Dozer received an additional retainer for serving in the role of Chairman of the Board of Viad, which was increased from $75,000 to $100,000 effective February 23, 2016.  Non-employee directors also received a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended.  They do not receive any additional compensation, other than an annual grant of restricted stock as disclosed in Note 2, below, and corporate matching of charitable contributions, accidental death and dismemberment and travel insurance benefits, and dividends paid on unvested restricted stock as disclosed in Note 3, below.  Directors were reimbursed for all expenses related to their service as directors, including travel expenses and fees associated with director education seminars.

Viad Corp | COMPENSATION OF DIRECTORS	15

[2]

There can be no assurances that the amounts provided in column (c) of this Table will be realized.  The amounts shown reflect the grant date fair value of shares awarded in 2016.  Assumptions made in the valuation of stock awards under this column (c) are discussed in Viad’s 2016 Annual Report on Form 10-K, filed with the SEC on March 6, 2017, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

In 2016, each of the non-employee directors was granted 3,700 shares of restricted stock with a grant date fair value of $99,826, which reflects an increase from $75,000 to $100,000 in the value of the annual equity award to non-employee directors, effective as of the grant date of February 23, 2016.  All restricted stock granted to non-employee directors will vest three years from the date of grant, with pro-rata vesting of shares upon expiration of the three-year period if a non-employee director leaves the Board prior to the end of such period for any reasons other than for “cause,” provided that full vesting will occur upon lapse of such period if he or she has met certain age and holding period requirements.  Full vesting may also occur upon expiration of the three-year period, at the discretion of the Human Resources Committee, if a non-employee director has terminated service due to unforeseen hardship or circumstances beyond his or her control and such termination of service is at least six months after the date of grant.  If a non-employee director were to take office after the restricted stock grant in February of each year, the new director would receive a pro-rata grant of restricted stock based on the date of election and the next regularly scheduled February grant of restricted stock.

At December 31, 2016, 9,500 shares of restricted stock had not vested for each of the non-employee directors, except for Mr. Schechter, who had 6,000 shares of restricted stock that had not vested.

[3]

The amounts shown for the non-employee directors include the corporate matching of charitable contributions pursuant to the Directors’ Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax-exempt status under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  The amounts shown also reflect the premium paid by Viad on behalf of each non-employee director for accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business, and include dividends paid on unvested restricted stock in the amount of $4,000 for Mr. Benett, $2,030 for Mr. Schechter and $3,700 for each of Messrs. Dozer, Mace and Munzenrider, Ms. Pederson and Dr. Cunningham.

[4]

Term as a director ends as of the 2017 Annual Meeting of Shareholders.  Ms. Pederson, having served on the Board since 2011, has decided not to stand for re-election in order to pursue other opportunities.  Ms. Pederson will serve in the capacity of Director Emeritus (non-voting) until December 31, 2017, receiving the remainder of her 2017 non-employee director annual retainer and full vesting of the restricted stock previously granted to her upon the completion of the applicable vesting period for each of such grants.

INFORMATION ON STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

Except as otherwise noted in the footnotes below: (i) the table below provides information concerning the beneficial ownership of Viad’s common stock by directors and executive officers of Viad, individually and as a group, as of March 1, 2017; and (ii) each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

16	Viad Corp | INFORMATION ON STOCK OWNERSHIP

Name	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class[3]
Named Executive Officers and Other Executive Officers
Steven W. Moster	60,318	*
Ellen M. Ingersoll	156,554	*
David W. Barry	14,012	*
Deborah J. DePaoli	35,085	*
Leslie S. Striedel	5,215	*
Directors
Andrew B. Benett	11,907	*
Isabella Cunningham	29,957	*
Richard H. Dozer	24,282	*
Edward E. Mace	13,149	*
Robert E. Munzenrider	23,279	*
Margaret E. Pederson	19,482	*
Joshua E. Schechter	23,833	*
All Executive Officers and Directors as a Group (12 persons total)	417,073	2%

__________________________________

*	Less than 1%.
[1]

Includes:  138,935 shares of restricted stock, which will vest three years from the date of grant and 51,873 shares of common stock subject to stock options, which were exercisable as of March 1, 2017, or within 60 days thereafter, by the directors and executive officers.  Future vesting of restricted stock is generally subject to continued employment with the Company.

[2]

Includes, for Mr. Moster, 666 shares of common stock  owned by his spouse, for Ms. Ingersoll, 84,300 shares of common stock owned by the Steven & Ellen Ingersoll Family Trust, as to which Ms. Ingersoll has shared voting and investment power, and for Mr. Mace, 4,642 shares of common stock owned by the Mace Revocable Trust, as to which Mr. Mace has shared voting and investment power.

[3]	Based on 20,372,138 shares outstanding on March 1, 2017.

CERTAIN SHAREHOLDERS

The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad’s outstanding common stock as of December 31, 2016.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	2,330,056[1]	11.5%[1]
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,683,256[2]	8.29%[2]
GMT Capital Corp. 2300 Windy Ridge Parkway, Suite 550 South, Atlanta, GA 30339	1,563,812[3]	7.70%[3]
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	1,017,892[4]	5.01%[4]

________________________________

[1]

The information is based on a filing by BlackRock, Inc. on January 17, 2017 with the SEC, on Schedule 13G/A.  The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 2,281,073 shares and sole dispositive power over all of the shares.

Viad Corp | INFORMATION ON STOCK OWNERSHIP	17

[2]

The information is based on a filing by Dimensional Fund Advisors LP on February 9, 2017 with the SEC, on Schedule 13G/A.  The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 1,622,858 shares and sole dispositive power over all of the shares.

[3]

The information is based on a filing by GMT Capital Corp on February 14, 2017 with the SEC, on Schedule 13G.  The company filing reported that it and its affiliated companies in the aggregate have shared voting and dispositive power over all of the shares.

[4]

The information is based on a filing by The Vanguard Group on February 10, 2017 with the SEC, on Schedule 13G.  The company filing reported that it and its affiliated companies in the aggregate have sole voting power over 33,183 shares and shared voting power over 7,960 shares, and sole dispositive power over 977,906 shares and shared dispositive power over 39,986 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Viad’s executive officers, directors and beneficial owners of more than 10% of Viad’s common stock to file initial reports of ownership and reports of changes in ownership of Viad’s common stock with the SEC and the NYSE.  Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file.  As a matter of practice, Viad’s administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files such reports on their behalf with the SEC and the NYSE.  Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners timely complied with the Section 16(a) reporting requirements in 2016.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis (“CD&A”) section explains the 2016 compensation program for Viad’s named executive officers (“NEOs”) and how the program is linked to the Company’s 2016 performance and strategic objectives.    Viad’s 2016 NEOs are listed below:

Steven W. Moster	President and Chief Executive Officer; President of GES and Global Experience Specialists, Inc.
Ellen M. Ingersoll	Chief Financial Officer
David W. Barry	President of Pursuit
Deborah J. DePaoli	General Counsel & Secretary
Leslie S. Striedel	Chief Accounting Officer

Specifically, this CD&A contains the following sections:

I.	Executive Summary (page 19): summarizes the principles and results of our compensation program
II.	Pay for Performance Philosophy (page 27): describes our pay for performance philosophy and discusses Viad’s executive compensation framework
III.	Decision-Making Process (page 28): explains how the Human Resources Committee of the Board makes decisions and what factors it considers in setting compensation for our NEOs
IV.	Components of Compensation (page 29): discusses each element of our compensation program and the objectives for each such element
V.	Other Aspects of Our Compensation Program (page 38): addresses other policies and processes related to our executive compensation program

18	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

The Company encourages you to read this CD&A in conjunction with “Proposal 3: Advisory Approval of Named Executive Officer Compensation,” beginning on page 57.  The tables following this CD&A provide additional compensation information about the NEOs.

I. EXECUTIVE SUMMARY

OUR PRIMARY OBJECTIVE: PAY FOR PERFORMANCE

The Human Resources Committee of Viad’s Board of Directors has designed our executive compensation program to align the interests of Viad’s executive officers with those of our shareholders, and is guided by a “pay for performance” philosophy.

Consistent with the Company’s “pay for performance” philosophy, at the start of each year, the Human Resources Committee (the “Committee”) of Viad’s Board of Directors (the “Board”) approves challenging performance goals that drive financial and strategic goals designed to increase shareholder value.  In 2016, the Company delivered strong financial performance and continued to make progress on its key long-term strategic objectives, and the Committee made compensation decisions that reflect the effective leadership and strong performance of the Company’s executive officers.  The pay for performance objective of our compensation program incentivizes our key executives to make strategic decisions that further the long-term financial interests of the Company, and ultimately, allow both management and shareholders to share in the Company’s success.  We believe our compensation decisions demonstrate an alignment between pay and performance.  In addition, these decisions support our focus on enhancing shareholder value, and these decisions also support the Board’s recommendation to shareholders to approve, in an advisory vote, the compensation of the NEOs.

OUR PERFORMANCE: EXECUTING ON OUR GROWTH STRATEGY TO ENHANCE VALUE

We continued to make significant progress against our stated growth strategy during 2016, with four key acquisitions and the renovation of our leading attraction, the Banff Gondola. These investments, along with similar investments made during 2014, are advancing our strategic goals for both business groups and delivering strong returns for enhanced shareholder value.

We are an international experiential services company with operations in the United States, Canada, the United Kingdom, continental Europe and the United Arab Emirates.  We generate our revenue through our two business groups: GES (previously referred to as the Marketing & Events Group) and Pursuit (previously referred to as the Travel & Recreation Group).  For more information about our business, please refer to the “Business” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of our 2016 Annual Report on Form 10-K, filed with the SEC on March 6, 2017.

GES Growth Strategy: Preferred Global Full-Service Provider for Live Events

Our growth strategy for GES is to become the preferred global full-service provider for live events, with further reach to corporate and consumer events, exhibitions, congresses and conferences.  We expect to accomplish this by acquiring businesses and capitalizing on organic opportunities that further the following goals:

•	Profit Margins: pursue growth in strategic areas that deliver higher profit margins
•	Comprehensive Services Offering: establish GES as a one-stop service provider by adding complementary, value-added services that encourage customers to turn to GES for all of their live events needs
•	Live Events: leverage our full-service offering to realize market share gains in under-penetrated categories of live events, such as corporate and consumer events
•	Global Reach: leverage our international network of operations to service existing customers across the world and increase GES’ market share

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	19

We believe that the execution of this growth strategy will differentiate GES as the preferred, comprehensive provider of live event services and allow our clients to gain a greater return at their events and enhance the exhibitor experience.

Our 2014 acquisitions represented an important first step in executing our growth strategy.  Our ability to realize synergies and integrate those acquired businesses resulted in the cross-selling of adjacent service offerings and new business wins in both 2015 and 2016.  Our August 2016 acquisition of the ON Services business gives us important scale in the large U.S. audio-visual services market and provides revenue synergies from cross-selling and cost synergies from in-sourcing our audio-visual equipment needs.

Pursuit Growth Strategy: Refresh, Build, Buy

For Pursuit, we continue to pursue our Refresh, Build, Buy growth strategy, which is focused on three objectives:

•	Refresh: refreshing our existing assets and processes to optimize market position and maximize returns
•	Build: building new assets that create new revenue streams with economies of scale and scope
•	Buy: buying strategic assets that generate strong returns on investment

In 2016, we executed on the “Refresh” component of this strategy by completing significant renovations to the Banff Gondola, which welcomes about 600,000 guests each year.  We believe the gondola renovations have positioned this important asset for its highest and best use, which we believe will ultimately improve margins and returns.  For similar reasons, we made the decision to exit certain lower-margin, capital-intensive activities in our transportation and package tours lines of business in 2016.  We believe that this decision will allow us to focus our efforts on optimizing the most profitable service lines within Pursuit and free up capital to invest in new opportunities with higher margins and returns.

We also executed on the “Buy” component of our strategy with three key acquisitions that bring a combination of leading attractions and hospitality assets.  Maligne Lake Tours and CATC, which we acquired during the 2016 first quarter, were successfully integrated during the year and exceeded our financial expectations.  FlyOver Canada, which we acquired at the end of 2016, is a leading attraction in Vancouver, Canada that we believe has significant growth opportunities both from the existing asset and from potential expansion of the concept to other markets.  We believe that these high-margin assets will deliver strong returns under our ownership as we apply revenue management tactics and leverage our existing sales and marketing teams to accelerate their growth.

Recent Acquisitions: Driving Growth with Strong Returns

Each of our recent acquisitions not only positions us well for long-term growth and value creation, but also allows us to capitalize on certain immediate benefits:

•

West Glacier Properties (acquired in 2014): The acquisition of the West Glacier Motel & Cabins, the Apgar Village Lodge and related land, food and beverage services and retail operations (collectively, the “West Glacier Properties”) complements Pursuit’s existing assets and increases its presence in the Glacier National Park area, reinforcing our position as the “Gateway to Glacier”

•

Blitz (acquired in 2014): With the addition of Blitz Communications Group Limited and affiliates (collectively, “Blitz”), GES assumed the role of in-house provider of audio-visual services to the top four United Kingdom event venues and a leading position within the United Kingdom market overall

•

onPeak (acquired in 2014): The acquisition of onPeak LLC and Travel Planners, Inc. (collectively, “onPeak”) made GES the leading provider of event accommodations services in the United States, with the majority of the top 100 U.S. events using onPeak for event accommodations

•

N200 (acquired in 2014): N200 Limited and affiliates (collectively, “N200”), Europe’s leading event registration and data intelligence services provider for the live events industry, offers clients of GES yet another value-added service within a high-margin industry sector

20	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

•

Maligne Lake Tours (acquired January 4, 2016): The acquisition of the business of Maligne Tours Ltd. (“Maligne Lake Tours”), which offers sightseeing boat tours on a picturesque glacial lake, strengthens Pursuit’s presence in the Jasper National Park area and adds another world-class attraction to our services portfolio

•

CATC (acquired March 11, 2016): The acquisition of CATC Alaska Tourism Corporation, formerly known as CIRI Alaska Tourism Corporation, (“CATC”), which is the operator of a glacier and wildlife boat tour business and three lodges in Alaska, establishes a marketing and operational scale for Pursuit across the Alaskan rail belt tourism corridor, and provides a stronger foothold in a growing and resilient tourism destination

•

ON Services (acquired August 11, 2016): The acquisition of the business of ON Event Services, LLC (“ON Services”), a leading provider of live event audio-visual production services in the United States, provides GES important scale in this higher-margin industry sector with both revenue and cost synergies

•

FlyOver Canada (acquired December 29, 2016): The FlyOver Canada business is a leading, high-margin attraction in the large Vancouver market that is experiencing strong growth and offers a platform for expansion into additional markets

OUR PERFORMANCE: KEY BUSINESS RESULTS

In 2016, strong performance and leadership from our senior management team resulted in year-over-year improvements in important financial goals as we continued our trend of long-term growth and enhanced shareholder value creation.

Our business strategy focuses on providing superior experiential services to our customers and superior and sustainable returns on invested capital to our shareholders.

Both business groups met or exceeded expectations during 2016, with the newly-acquired businesses and renovated gondola posting solid performance and positioning us well for a strong 2017.

•	Total revenue increased by 10.6% to $1.2 billion, driven by businesses acquired during 2016 and strong organic growth from both business groups
•	Total adjusted segment EBITDA* increased by 43.8% to $130.2 million, and adjusted segment EBITDA margin increased by 250 basis points to 10.8%
•

GES revenue increased by 8.0%, or $77.9 million, and adjusted segment EBITDA* increased by 46.7%, or $25.6 million.  The increases were driven primarily by the favorable timing of non-annual events (“positive show rotation”), the 2016 acquisition of ON Services, base same-show** revenue growth of 4.1% and new business wins, which more than offset unfavorable exchange rate variances

•

Pursuit revenue increased by 36.7%, or $41.2 million, and adjusted segment EBITDA* increased by 39.3%, or $14.0 million.  The increases were driven primarily by the 2016 acquisitions of Maligne Lake Tours and CATC as well as strong organic growth across the group’s high-margin attractions and hospitality properties

The Company’s long-term performance has been similarly strong, as we have improved performance on key financial metrics over the past five years.

•	Total adjusted segment EBITDA* improved by $62.0 million (from $68.2 million in 2012 to $130.2 million in 2016) and adjusted segment EBITDA margin improved by 400 basis points

_______________________________________

*

Adjusted Segment EBITDA is a “non-GAAP financial measure,” as defined by SEC regulations.  “Adjusted Segment EBITDA” is defined by Viad as segment operating income (as defined below) before non-cash depreciation and amortization and acquisition integration costs, if any.  Adjusted Segment EBITDA is utilized by management to measure the profit and performance of Viad’s operating segments and acquisitions to facilitate period-to-period comparisons.  “Segment

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	21

operating income” is defined by Viad as net income attributable to Viad before income (loss) from discontinued operations, corporate activities, interest expense and interest income, income taxes, restructuring charges, impairment losses and recoveries, and the reduction for income attributable to non-controlling interest.  Segment operating income is utilized by management to measure the profit and performance of Viad’s operating segments to facilitate period-to-period comparisons.  Please see the Appendix A to this proxy statement for a reconciliation of Adjusted Segment EBITDA to the U.S. GAAP financial measure of net income attributable to Viad.

**	Base same-show is defined as a show produced by GES out of the same city during the same quarter in both the current year and prior year.

OUR PERFORMANCE: ENHANCED SHAREHOLDER VALUE

Viad’s commitment to rewarding our executives for their disciplined approach to capital deployment and strong management of working capital has enabled the Company to both protect and reward its shareholders.

Solid financial performance under the leadership of our management team has allowed the Company to maintain a strong balance sheet, while also reinvesting in the business and returning capital to shareholders.  From 2012 to 2016, we have:

●	Generated cumulative operating cash flow of $293.9 million
•	Reinvested $498.3 million back into the business (in the form of capital expenditures and acquisitions, net of divestitures of non-strategic real estate assets), including:
•

GES acquisitions, with an aggregate purchase price of $194.7 million, generated aggregate adjusted segment EBITDA* of $20.9 million in 2016.  Excluding ON Services, which was acquired on August 11, 2016, the aggregate adjusted segment EBITDA for 2016 was $17.6 million and the aggregate purchase price was $106.9 million

•

Pursuit acquisitions, with an aggregate purchase price of $149.1 million, generated aggregate adjusted segment EBITDA* of $17.9 million in 2016.  Excluding FlyOver Canada, which was acquired on December 29, 2016, the aggregate adjusted segment EBITDA for 2016 was $17.8 million and the aggregate purchase price was $98.2 million

•	The Glacier Skywalk, which was constructed at a cost of approximately $20 million, generated adjusted segment EBITDA* of approximately $6 million during 2016, its third year of operation
•

The Banff Gondola, which was renovated at a cost of approximately $22 million, is expected to generate adjusted segment EBITDA* in 2017 (its first full year of operations since the renovation) that is approximately $5 million greater than the amount it generated prior to the renovation

●	Returned $133.0 million to shareholders in the form of dividends and share repurchases
•	Paid special cash dividends of $2.50 per share in November 2013 and $1.50 per share in February 2014
•	Increased the regular quarterly dividend by 150% to $0.10 per share from $0.04 per share, effective with the October 2012 dividend payment
•	Repurchased 0.6 million shares for $14.9 million (Viad has 440,540 additional shares available for repurchase under previous authorizations)
•	Maintained a strong balance sheet, and a 40.3% debt-to-capital ratio as of December 31, 2016

_______________________________________

*

Adjusted Segment EBITDA is a “non-GAAP financial measure,” as defined by SEC regulations.  Please see the Appendix A to this proxy statement for a reconciliation of Adjusted Segment EBITDA to the U.S. GAAP financial measure of net income attributable to Viad.

22	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

HIGHLIGHTS OF OUR COMPENSATION PROGRAM

The Committee has adopted practices that drive NEO performance and align executive pay with shareholder interests.

	WHAT WE DO		WHAT WE DO NOT DO
✓

Pay for Performance: Clear financial goals for the Company and individual performance are set for our NEOs. Of the total direct compensation in 2016, performance-based compensation constituted approximately 70% for our CEO and approximately 50% as a group for all other NEOs.

☒

No Above-Median Targeting of Executive Compensation: We target total direct compensation of our NEOs and other executive officers at the 50th percentile of our comparator group or other competitive data.

✓	Stock Ownership Guidelines: The stock ownership minimum for our CEO is 5 times his salary, and the minimum for other NEOs is 3 times his or her salary.	☒	No Tax Gross-Ups: The Company does not pay tax gross-ups to its NEOs related to perquisites, executive benefits or other compensation.
✓	Stock Retention Policy / Restricted Stock Holding Periods: Vested restricted stock may not be sold unless and until the NEO or other executive officer has met the Company’s stock ownership guidelines.	☒	No Hedging or Pledging: Our NEOs, other executive officers and directors are prohibited from engaging in hedging transactions with Viad stock and from pledging Viad stock as collateral for a loan.
✓

Clawback and Compensation Recoupment Policies: Both our short-term and long-term incentive programs allow Viad to recoup compensation awards paid to NEOs and other executive officers who engage in certain acts detrimental to Viad’s interests.

		☒	No Benefit Payments Under Legacy Pension Plans: The Company has not added any new participants under its legacy pension plans since 2004, and does not intend to add any new participants in the future
✓

Balance Short-Term and Long-Term Incentives: Our short-term and long-term incentive programs have different performance goals, which incorporate not only financial measures to drive performance, but also shareholder value measures such as TSR, ROIC and EBITDA growth.

		☒	No “Single-Trigger” Change in Control Arrangements: No NEOs will receive award payments solely on account of a change in control.
✓	Independent Compensation Committee: The Human Resources Committee of the Board consists entirely of independent directors.	☒	No NEO Employment Agreements: Neither our CEO nor any other NEO has an employment agreement with the Company.
✓	Regular Engagement with Shareholders: The Company regularly engages with shareholders through its shareholder outreach program.	☒	No Change In Control Excise Tax Gross-Ups: No NEOs will receive any excise tax gross-up payments in the event of a change in control of the Company.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	23

The Committee, in consultation with its independent compensation consultant, oversees, approves and assesses the effectiveness of each element of our compensation program in relation to our compensation philosophy and the market.

The table below describes certain elements of our program and their link to our specific compensation objectives:

COMPENSATION ELEMENT	ENCOURAGE SHAREHOLDER VALUE CREATION	PROMOTE ACCOUNTABILITY & STRATEGIC DECISION-MAKING	PROMOTE BALANCED RISK- TAKING & ETHICAL BEHAVIOR
Short-Term (Annual) Incentive	✓	✓	✓
Long-Term Incentives	✓	✓	✓
Retirement Income and Savings Plans			✓

Additionally, the compensation elements of base salary, perquisites and personal benefits and post-termination compensation and benefits are designed to attract and retain key executives.

Under the 2016 compensation program, the Committee continued to follow compensation practices that align management’s interests with those of our shareholders.

Highlights of our 2016 compensation program, which are more fully discussed elsewhere in this CD&A, include the following:

•	Targeted median pay. Targeted pay is at the 50th percentile of our comparator group or other competitive data with respect to total direct compensation
•

Relative Total Shareholder Return (“TSR”) used as a performance goal for long-term incentive awards. In its effort to link pay to performance, the Committee uses Relative TSR (versus other constituents of the Russell 2000 index) as a performance goal for the Company’s three-year performance unit awards, as illustrated by the table below:

PERFORMANCE UNIT GOALS AND WEIGHTING

Relative TSR	30%
EBITDA	35%
ROIC	35%

•

Emphasis on performance-based long-term incentive awards.  Viad’s long-term incentive compensation consists of 100% performance units for the CEO and a mix of 70% performance units and 30% time-vested restricted stock (or units) for other NEOs and other executive officers.  Beginning with the 2016-2018 performance period, 70% of our CEO’s performance units will be paid out in Viad common stock, rather than cash if performance goals are achieved, which enables the CEO to increase his stock ownership as required by Viad’s stock ownership guidelines and further strengthens the connection between our CEO’s compensation and Viad’s stock performance

•	No tax-gross ups for NEOs. Consistent with prior years, the Company did not pay any tax gross-ups on perquisites or other compensation to NEOs in 2016
•

No excise tax gross-ups or modified single-trigger provisions in change in control arrangements.  Excise tax gross-ups and “modified single-trigger” provisions were eliminated in the change in control arrangements of the NEOs and other executive officers, effective February 26, 2017

•

Stock retention policy / holding periods to enhance stock ownership guidelines. NEOs and other executive officers may not sell any of their vested restricted stock unless and until they have met the Company’s stock ownership guidelines (see the CD&A subsection “Stock Ownership Requirements”)

24	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

•

No lump-sum SERP awards with tax gross-ups. The Viad Corp Defined Contribution Supplemental Executive Retirement Plan (the “Defined Contribution Plan”) has been established to replace the annual payment of lump-sum cash awards with tax gross-ups previously paid to our CFO pursuant to the Viad Corp Supplemental Pension Plan (the “SERP”)

•

Did not add new participants under any pension plans.  Since 2004, the Company has not added any new participants to its pension plans, including the SERP and the Viad Corp Retirement Income Plan (now known as the MoneyGram Pension Plan), and does not intend to add any new participants in the future

•

Forfeiture of long-term incentives for executives terminated within 12 months of grant date. Executives will forfeit unvested long-term incentive awards granted in 2014 and thereafter if their employment is terminated due to retirement, death, disability or termination without cause within 12 months after the grant date.  Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses, and the amount of the award will be based on the length of time the executive was employed during the applicable vesting or performance period.  We believe this change provides a more appropriate balance between the interests of the Company and our executives

•	No discretionary bonuses. Bonuses paid in 2016 were based on established performance goals

OUR SHAREHOLDER OUTREACH PROGRAM

Our shareholder outreach program has facilitated robust and meaningful discussions with our shareholders.

It is the policy of the Board that at least one director is available for consultation and direct communication with shareholders, as appropriate.  Mr. Dozer has acted as a liaison between the Board and shareholders on investor matters since April 2013, and has continued in that role since being elected Independent Chairman of the Board in December 2014.

The Committee, the Board and executive leadership are committed to considering the perspectives of our shareholders on all aspects of our business, including executive compensation.  Consistent with that commitment, our management and Board members have used the Company’s shareholder outreach program to gather shareholder input on a range of topics related to executive compensation and governance matters, including the alignment between pay and performance and the Company’s long-standing philosophy that executive compensation should be based on long-term performance and shareholder value creation.  The Company has incorporated specific shareholder suggestions into our executive compensation program, as appropriate, and these changes have been incorporated into the disclosures in this proxy statement.  As feedback, many shareholders gave a general indication that they viewed favorably the executive compensation changes Viad has implemented.

Our current executive compensation program is responsive to feedback received in connection with the Company’s extensive shareholder outreach efforts.

The Company’s current executive compensation program reflects shareholder feedback received as a result of the Company’s active engagement with shareholders through our ongoing shareholder outreach efforts.

At the 2016 Annual Meeting of Shareholders, approximately 99% of the voting shareholders approved the Company’s 2015 executive compensation program for NEOs. We believe that these voting results reflect our shareholders’ endorsement of the recent structural changes made to, and the current direction of, our executive compensation program, and affirm alignment of our program with shareholder interests.  We continue to maintain an active and open dialogue with our shareholders to identify ways to further refine and improve our executive compensation program, and the Committee believes our current program adequately and effectively addresses shareholder concerns, promotes the Company’s business strategy and aligns pay with performance and shareholder value.  Based on feedback received from our shareholder outreach program, the Committee did not implement significant changes to our executive compensation program for 2017.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	25

PAY FOR PERFORMANCE: CEO TOTAL DIRECT COMPENSATION REALIZED

Our CEO’s total direct compensation realized is in line with our pay for performance philosophy.

While not intended to replace the information in the “Summary Compensation Table” section of this proxy statement, which includes equity grants based on accounting values, the table below supplements the Summary Compensation Table by presenting the total direct compensation actually realized by our CEO during 2016.  Total direct compensation realized is comprised of the direct compensation actually received by the CEO during the year, including base salary, compensation received upon vesting of restricted stock and payouts of performance units under the Performance Unit Incentive Plan, as well as the CEO’s short term (annual) incentive payments earned during 2016 and paid out in March of the following year.  Since Mr. Moster will not actually receive the long-term incentive compensation awarded to him in 2016 until future years, the value of this compensation, when realized, will likely differ significantly from the amounts shown in the Summary Compensation Table.  Accordingly, we believe total direct compensation actually realized is more representative of compensation received than the amounts shown in the Summary Compensation Table, and is a better measure of how CEO pay compares to company performance.

CEO Total Direct Compensation Realized: 2016
2016
Compensation Element	($)
Cash Compensation
Base Salary	725,000
Annual Incentive*	759,700
Total Cash Compensation	1,484,700
Long-Term Incentive Compensation
Compensation Realized upon Vesting of Restricted Stock	162,604
Compensation Realized upon Payout of Performance Units	-
Total Long-Term Incentive Compensation	162,604
Total Direct Compensation Realized	1,647,304
Total Compensation - Summary Compensation Table	2,842,805

______________________________________

*

This is the 2016 annual incentive, which was paid out in March 2017 after the Committee approved the achievement of the 2016 performance goals.  In March 2016, Mr. Moster was paid $569,300 for his earned 2015 annual incentive as President of GES.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to sound corporate governance in addition to its commitment to a pay for performance executive compensation philosophy.

Highlights of the corporate governance standards of our Company are provided below:

•	The Board has separated the positions of CEO and Chairman of the Board
•	The Board has an independent Chairman
•	Average tenure of directors currently is 6.4 years, offering a balanced mix of experience and fresh perspectives
•	Annual director peer reviews, which are designed to enhance each director’s performance, and annual Board and committee performance review
•	The Board is fully engaged in the Company’s strategic planning process, including reviewing throughout the year the status of implementation and results of the Company’s strategic growth plan
•	No poison pill agreement

26	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

•

Company policy prohibits all directors, executive officers and employees from engaging in hedging transactions with respect to Viad securities, and all directors, the NEOs and other executive officers from pledging, or using as collateral, Viad securities in order to secure personal loans or other obligations

•	All directors are independent outside directors, except the CEO
•	The Board holds regular non-management executive sessions
•

The Company has a majority voting requirement for the election of directors in uncontested elections and requires incumbent directors who do not receive a majority of the votes to submit their resignations to the Board

•	All committees of the Board are comprised 100% of independent outside directors
•	Viad’s NEOs and other executive officers may not sell any vested restricted stock granted in 2013 and thereafter unless and until they have complied with the Company’s stock ownership guidelines
•	Forfeiture (or “clawback”) provisions apply to short-term and long-term incentive compensation
•

Policy on insider trading generally permits Viad’s directors, NEOs and other executive officers to engage in transactions involving the Company’s common stock and other securities only: (a) during a trading window of limited duration; and (b) after seeking pre-clearance to avoid trading while in possession of material, non-public information

•	A culture of compliance and ethical behavior is reinforced through our Always Honest® Compliance & Ethics Program, which we instituted more than 20 years ago

Additional information about our corporate governance practices is provided in the “Board of Directors and Corporate Governance” section of this proxy statement.

II. PAY FOR PERFORMANCE PHILOSOPHY

Viad employs a pay for performance compensation philosophy through the use of compensation components that motivate achievement of performance goals designed to enhance shareholder value, which aligns the financial interests of our NEOs, key management and other executive officers with the long-term financial interests of our shareholders.  Consistent with that philosophy, Viad’s compensation program is designed to accomplish the following core objectives:

•

Encourage Shareholder Value Creation.  Our program is designed to motivate executives and key employees to strive to achieve Viad’s long-term and short-term operating and financial goals, thereby enhancing shareholder value

•

Attract and Retain Top Executives.  We believe that it is critical to the Company’s success to attract, retain and engage the best executive talent.  A strong and stable management team is better-positioned to provide effective leadership consistent with long-term shareholder interests

•

Promote Accountability and Strategic Decision-Making.  Our program encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  Through our program, the NEOs, other executive officers and key employees participate in the risks and rewards of ownership of Viad’s common stock

•

Promote Balanced Risk-Taking and Ethical Behavior.  Integrity is a core value of our Company and is reinforced through our policies and programs, including our executive compensation program, which includes clawback provisions for short-term and long-term incentive compensation awards that are triggered if the NEO engages in conduct detrimental to Viad’s interests or contrary to Viad’s ethical standards.  We believe that these measures promote balanced risk-taking and ethical behavior within our Company, which ultimately protect shareholder value

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	27

III. DECISION-MAKING PROCESS

The Committee reviews and approves Viad’s executive compensation program and the compensation levels for the NEOs and other executive officers.  While the CEO makes a recommendation to the Committee on the compensation of other executive officers, the Committee has sole responsibility with respect to the CEO and other executive officers to approve:

•	the annual base salary level
•	the short-term (annual) incentive opportunity level, performance goals, achievement of performance targets and payment of incentive awards
•	the long-term incentive opportunity level, performance goals, grant of awards and achievement of performance targets and payment of incentive awards
•	any special or supplemental benefits

The salary, equity and incentive compensation of the CEO is approved by the Committee and is subject to ratification by all other independent members of the Board.

The Committee also has sole authority to retain and terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO, the NEOs and other executive officers.

Total compensation is reviewed by the Committee at its regularly scheduled meeting in February.  Merit adjustments, if any, to annual base salary are effective April 1 of each year.  Awards earned under the short-term (annual) incentive plan (for the prior year) and long-term performance plans are generally also approved at the February meeting of the Committee.  Once achievement of financial targets established for the prior year is determined, the payment of incentive awards, if earned, is not made until the Company’s books have been officially closed for the prior fiscal year and Viad’s financial statements have been filed with the SEC.  Long-term incentive compensation awards for the 2016-2018 performance period (as discussed in the CD&A subsection “Long-Term Incentives”) were granted at the February 2016 meeting of the Committee, and performance goals and targets for the 2016-2018 performance period of the Performance Unit Incentive Plan were determined at the March 2016 meeting of the Committee.

INDEPENDENT COMPENSATION CONSULTANT

The Committee has sole authority to retain, terminate and approve the fees of its compensation consultant. The Committee engaged Frederick W. Cook & Co., Inc. (“FW Cook”), a national independent consulting firm, to serve as the Committee’s independent compensation consultant in 2016.

In its role as the Committee’s independent advisor in 2016, FW Cook regularly attended Committee meetings and advised on matters including compensation program design, benchmarking compensation and relative pay for performance. FW Cook also provided market data, analysis and advice regarding compensation of our NEOs and other executive officers.  FW Cook has not provided any services to the Company other than executive compensation consulting services provided to the Committee.

BENCHMARKING AND RESOURCES

In connection with Viad’s consideration of its overall compensation program for the NEOs and other executive officers, FW Cook provided services and advice on executive compensation matters.  In determining 2016 competitive executive pay, FW Cook provided pay data, including base salary, short-term incentives, long-term incentives and total compensation values, from proxy statements of the comparator group companies (as discussed in the CD&A section “Compensation Comparator Group”) and published compensation surveys.  The Committee determined appropriate levels of compensation for each NEO after considering the competitive data and a number of other factors, including an assessment of individual performance, experience and special expertise related to the responsibilities of an executive officer, Viad’s operating and financial results, the extent to which Viad’s financial and operating goals were achieved in the prior year and advice from FW Cook.

28	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

Based on the information reviewed by the Committee in consultation with FW Cook, Viad’s 2016 pay practices were aligned with our stated pay philosophy of targeting total direct compensation at the 50th percentile, as well as with general industry best practices with respect to both plan design and administration.

COMPENSATION COMPARATOR GROUP

We do not have a “peer” group that accurately reflects the nature of our core businesses because of our unique and diverse mix of businesses (from marketing and event services to travel and recreation services).  However, due to shareholder feedback, the Committee adopted a comparator group for purposes of benchmarking executive compensation.  After consultation with FW Cook, the comparator group used by the Committee in its decision-making process for the 2016 executive compensation program included 11 companies whose businesses are generally aligned with Viad’s businesses, as discussed further below:

2016 Comparator Group (with ticker symbol)
Cedar Fair, L.P. (FUN)	Ryman Hospitality Properties, Inc. (RHP)
Deluxe Corporation (DLX)	SP Plus Corporation (SP)
Ennis, Inc. (EBF)	Sykes Enterprises, Incorporated (SYKE)
G&K Services, Inc. (GK)	TEAM, Inc. (TISI)
Healthcare Services Group, Inc. (HCSG)	Vail Resorts, Inc. (MTN)
Isle of Capri Casinos, Inc. (ISLE)

The companies within the comparator group were selected based on the following criteria:

•

Business Diversity. The comparator group includes leisure and hospitality services companies and business-to-business services companies (including, among others, diversified support services, offices services and commercial printing services) so that both elements of Viad’s business operations are represented

•	Comparable Revenues. All companies had revenues between approximately 0.5 times and 1.5 times Viad’s revenue, and the median revenue for the comparator group approximated Viad’s revenue
•	Market Capitalization. The range of market capitalization for the comparator group companies was within 0.6 times and 6 times Viad’s market capitalization

IV. COMPONENTS OF COMPENSATION

The compensation components of the 2016 executive compensation program, as well as the type of compensation and the objectives of the compensation, are included in the table below:

COMPONENT	TYPE	OBJECTIVES
Base Salary	Fixed	● Attract and retain executives ● Compensate executive for level of responsibility and experience
Short-Term (Annual) Incentives	Variable	● Reward achievement of the Company’s annual financial and operational goals ● Promote accountability and strategic decision-making
Long-Term Incentives	Variable

●  Align management and shareholder goals by linking management compensation to share price over an extended period

●  Encourage long-term, strategic decision-making

●  Reward achievement of long-term company performance goals

●  Promote accountability

●  Retain key executives

Perquisites and Other Personal Benefits	Fixed	● Foster the health and well-being of executives ● Attract and retain executives
Retirement Income and Savings Plans	Fixed	● Retain key executives ● Reward employee loyalty and long-term service
Post-Termination Compensation and Benefits	Fixed	● Attract and retain executives ● Promote continuity in management ● Promote equitable separations between the Company and its executives

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	29

MIX OF PAY

The Committee and management created a mix of compensation components, consistent with Viad’s executive compensation philosophy, to deliver the NEOs’ 2016 targeted total compensation.

The table below shows the 2016 mix of compensation components for the NEOs:

Components of 2016 Compensation As a Percentage (%) of Targeted Total Direct Compensation

Name	Base Salary (%)	Targeted Short-Term (Annual) Incentives (%)	Targeted Long-Term Incentives[1] (%)
Steven W. Moster	28	23	49
Ellen M. Ingersoll	36	22	42
David W. Barry	40	22	38
Deborah J. DePaoli	43	24	33
Leslie S. Striedel	53	19	28

________________________________

[1]	The percentage calculation for this column is based on the grant date estimated future payouts for long-term incentives.

Viad’s executive compensation program, including this mix of pay, is designed to enhance shareholder value and mitigate the potential for excessive risk-taking by NEOs in managing Viad’s businesses.  Some of the program’s features that serve these two purposes are:

•	Components of compensation are balanced. The mix of pay for NEOs is not overly-weighted toward either short-term incentive or long-term incentive compensation
•	Targets are reasonable and value-driven. The Committee sets performance goals and targets designed with the intent that achievement will result in enhancement to shareholder value
•

Long-term awards promote shareholder interests.  The ultimate value of each NEO’s long-term incentive award depends upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which encourages NEOs to consider the inherent risk of short-term decisions that may impact the future performance of Viad.  As a result, these awards are intended to promote shareholder value creation over a multi-year period

•

Stock ownership guidelines align NEO and shareholder interests.  Viad’s stock ownership guidelines align the financial interests of our directors and NEOs with those of our shareholders (see the CD&A subsection “Stock Ownership Requirements”).  The holding period restriction on vested restricted stock enhances this alignment (see the CD&A subsection “Highlights of Our Compensation Program”)

•

Forfeiture for wrongful actions.  Short-term and long-term incentive compensation is subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to conduct which may be detrimental to Viad (see the CD&A subsection “Clawback Provisions for Detrimental Conduct”)

Each component of the 2016 total compensation of the NEOs is discussed below.

BASE SALARY

The base salary component helps achieve the objectives outlined above by attracting and retaining strong talent.  Base salaries represent a fixed portion of the executive compensation package and are determined based on the factors discussed in the CD&A subsection “Benchmarking and Resources.”  The Company awards merit increases based on performance and other factors, including current base pay relative to the Company’s comparator group and other competitive market data used for benchmarking purposes.

30	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

The base salary of our CEO was increased 21% (from $600,000 to $725,000) effective January 1, 2016, and the other NEOs received a base salary increase ranging from 2.5% - 5.0%, effective April 1, 2016.  The change in the CEO’s base salary brought his base salary closer to the 50th percentile of our comparator group.

SHORT-TERM (ANNUAL) INCENTIVES

Viad’s Management Incentive Plan (“MIP”) is an annual, cash-based, pay for performance incentive program.  The MIP is designed to motivate and reward contributions to Viad’s performance during the year by making a significant portion of cash compensation variable and dependent upon achievement of Viad’s annual targets for performance goals.  The performance goals and the targets for those performance goals are established by the Committee at the beginning of each year.  Short-term incentive cash payouts reflect the extent to which annual targets for performance goals are met or exceeded.

Targets for performance goals are set with the intent that achievement will ultimately result in enhancement to shareholder value.  When determining the targets, the Committee considers the past financial performance of Viad and its operating companies and its internal estimates of the current-year planned financial performance.  Established growth trends, or improved profitability and operating efficiencies, which are based on economic and business conditions specific to Viad’s businesses, are the gauge by which meaningful targets are set and executive performance is measured.

The Committee uses three performance levels when setting MIP targets: Threshold, Target and Maximum.  The performance levels are set relative to the prior fiscal year’s actual results and current fiscal year projections.  The Committee expects the Company to achieve or exceed the Target level of performance, which is intended to be a stretch target.  The Threshold performance level is the minimum performance level required for any MIP payout, while the Maximum level of performance is set at a high level of performance that requires significant efforts and exceptional execution to achieve.

The 2016 performance goals for short-term incentive compensation were chosen because each of the goals strongly aligned with the overall business objectives of Viad for the year.  The 2016 goals included:

2016 Short-Term Incentive (MIP)
Performance Goals	Weighting
Operating Income	60%
Revenue	10%
Operating Margin	30%

The Committee believes the Company’s Operating Income and Operating Margin reflect a number of important competitive and business elements, including cost discipline, market share and product mix, and are therefore significant barometers of our overall performance.  The performance goals of Operating Income and Operating Margin are also tied to achievement of Return on Invested Capital (“ROIC”) objectives.  Revenue growth aligns well with market share and growth objectives within both Viad’s GES and Pursuit Groups.

Operating Income serves as a performance “gate” for any payout under the MIP, such that no payout for the Revenue or Operating Margin goals can be earned unless the Operating Income goal is achieved at or above Threshold.  For 2016, achievement by the NEOs at Threshold pays out at 50% of the performance goal’s weight.  Achievement at Target pays out at 100% of the performance goal’s weight.  Achievement at Maximum pays out at 175% (the maximum achievement level or “cap”) of the performance goal’s weight.  Actual results are prorated based on where they fall along the continuum from the Threshold amount through the Target amount, and from the Target amount through the Maximum amount.

The Committee does not award a discretionary cash bonus to any NEO in circumstances where performance goals under the short-term incentive plan are not met at Threshold or better.  In the case of NEOs, the Committee may apply negative discretion to decrease the actual awards based on Company and individual performance, but may not apply discretion to increase actual awards beyond what is earned.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	31

For 2016, annual incentives were paid to Mr. Moster, Ms. Ingersoll, Ms. DePaoli and Ms. Striedel because 2016 performance goals of Viad Consolidated were met at 123.6% of Target, and to Mr. Barry because 2016 performance goals of Pursuit were met at 175% of Target.

2016 Short-Term Incentive Performance Goals, Weighting and Targets[1]
			Targeted Achievement Levels
	Performance Goal[2]	Weight	Threshold	Target	Maximum	Actual Results
Viad Consolidated	Operating Income	60%	$67,900	$73,700	$82,400	$76,585
	Revenue	10%	$1,159,900	$1,189,700	$1,234,500	$1,187,833
	Operating Margin	30%	5.9%	6.2%	6.7%	6.4%

Pursuit	Operating Income	60%	$28,400	$29,800	$31,900	$34,608
	Revenue	10%	$132,700	$136,200	$141,500	$145,420
	Operating Margin	30%	21.4%	21.9%	22.6%	23.8%

________________________________

[1]

All dollar amounts are shown in thousands (000) of U.S. dollars ($) unless indicated as a percentage (%).  For purposes of evaluating achievement, the financial results were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.70 to 1), British pound (1.45 to 1) and Euro (1.06 to 1).

[2]

Operating Income for Viad Consolidated is equal to segment operating income less unallocated corporate expenses. The performance goals of Operating Income and Operating Margin exclude specific items which are carved out at the beginning of the year, certain items that are of a non-operating nature and other items that management does not want to incent.  These items include restructuring and restructuring-related charges, certain acquisition transaction-related expenses and certain other specified items.

The formula for calculating an award under Viad’s short-term incentive program is as follows:

(Annual Base Salary Earnings)  x  (Target Percentage)  x  (Company Achievement)

For 2016, Target short-term incentive percentages for the NEOs ranged from 50% to 80% of the NEO’s annual base salary earnings.

Name	Threshold[1] (%)	Target[2] (%)	Maximum[3] (%)	Actual (%)
Steven W. Moster	25.5	85.0	148.8	105.1
Ellen M. Ingersoll	18.0	60.0	105.0	74.2
David W. Barry	16.1	53.8	94.1	94.1
Deborah J. DePaoli	16.5	55.0	96.3	68.0
Leslie S. Striedel	10.5	35.0	52.5	43.3

_______________________________________

[1]

Operating Income serves as a performance “gate” for any payout under the MIP, such that no payout for the Revenue or Operating Margin goals can be earned unless the Operating Income goal is achieved at or above Threshold.  Achievement at Threshold pays out at 50% of a performance goal’s weight.  The performance goal weight of Operating Income in 2016 was 60%.  The “Threshold” column in the table above reflects the NEO’s Target level (as reflected in the “Target” column above) multiplied by 30%, which reflects Company achievement of Operating Income at the Threshold level and is calculated as follows:  (Threshold amount of 50%)  x  (Operating Income performance goal weight of 60%) = 30%.  For example, Mr. Moster’s Threshold achievement percentage above was calculated as follows: (Threshold amount of 50%) x (Operating Income performance goal weight of 60%) x (Mr. Moster’s Target achievement percentage of 85%) = 25.5%.

[2]

Mr. Barry’s Target achievement percentage increased from 50% to 55% effective April 1, 2016, as did his annual base salary, in order to bring him to a targeted pay at the 50th percentile of our comparator group.

[3]	The “Maximum” column in the table above reflects the NEO’s Target level times the company achievement factor at the maximum level of 175%.

32	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVES

The type and value of the overall mix of long-term incentive grants in 2016 are provided in the table below:

Type	Brief Description	Long-Term Incentive Mix
Performance Units	● 3-year performance period ● Payable in cash or stock based on 10-day trading average of Viad common stock ● Relative TSR, ROIC and EBITDA performance goals ● Subject to clawback provisions	CEO: 100% All Other NEOs: 70%

Restricted Stock	● 3-year ratable vesting period ● Subject to clawback provisions	CEO: 0% All Other NEOs: 30%

The mix of performance units and restricted stock places a heavy emphasis on the financial performance of the Company, and provides incentives for executives to enhance shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting or payout.  This mix also provides an effective retention tool for executives, as each has a three-year vesting or performance period.

PERFORMANCE UNITS

The Performance Unit Incentive Plan (“PUP”) is designed to focus participants on the long-term interests of our shareholders by tying the value of performance units to both Relative TSR during a three-year performance period and to achievement of financial measures that are key factors in increasing shareholder value, including ROIC and EBITDA.  Targets for performance goals are set by the Committee during the first quarter of each three-year performance period.  Targets are set such that achievement should ultimately result in enhanced shareholder value.

Performance unit awards under our current program are measured by three factors which the Committee believes promote Viad’s pay for performance philosophy: (1) Relative TSR, which bears a direct link to shareholder value; (2) EBITDA, which rewards NEOs for increased cash flow, improved profitability and operating efficiencies; and (3) ROIC, which encourages strong returns on invested capital in excess of Viad’s cost of capital.

The Russell 2000 Index is used for purposes of measuring Relative TSR.  The Committee believes the Russell 2000 Index provides an appropriate benchmark to measure how our stock price is performing relative to the stock prices of companies in the same stock market index and with similar market capitalizations.

The 2016 performance goals and weighting for long-term incentive compensation are provided in the table below:

Long-Term Incentive Compensation Grants: PUP
Performance Goals	Weighting
Relative TSR[1]	30%
EBITDA[2]	35%
ROIC[3]	35%

_______________________________________

[1]

Relative TSR is a goal measured by Viad’s performance relative to other constituents of the Russell 2000 Index.  For the performance units awarded in 2016, Relative TSR is based on: (a) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2015 (“Initial Stock Price”); (b) dividends paid between January 1, 2016 and December 31, 2018, calculated on a per share basis using the ex-dividend date with respect to each such dividend (“Dividends Paid”); and (c) the average closing stock price during the 20 consecutive trading days prior to and including December 31, 2018 (“Ending Stock Price”).  Relative TSR is calculated as follows: (Ending Stock Price + Dividends Paid)/Initial Stock Price.

[2]

EBITDA is a non-GAAP measure and means earnings from continuing operations before interest expense and interest income, income taxes, depreciation, amortization, restructuring charges, impairment losses and recoveries and income

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	33

attributable to non-controlling interest.  EBITDA contributions from businesses acquired during the measurement period shall only be included in the calculation of EBITDA if the EBITDA performance goal is otherwise attained at or above the Target level.  However, in no case shall EBITDA from acquisitions be included during their first year of ownership by Viad. This treatment of acquisitions is intended to balance management’s focus between delivering strong organic results and driving growth through acquisition.

[3]

ROIC means return on invested capital, and is defined as EBITA/Average Capital.  “EBITA” is defined as EBITDA minus depreciation expense, plus rent expense (excluding short-term rent expense that is recognized in cost of sales), minus implied depreciation expense on capitalized operating leases.  “Average Capital” is defined as the average of the beginning and end of year balances for the following assets and liabilities: accounts receivable; inventory; accounts payable; accrued compensation; customer advances; net PP&E and capitalized operating leases; and intangibles arising from acquisitions completed after the MoneyGram spin-off on June 30, 2004.  The EBITA and Average Capital from businesses acquired during the measurement period shall be excluded from measurement of the ROIC performance goal.  This treatment of acquisitions is intended to avoid a possible disincentive for acquiring businesses that will generate strong returns over the long-term but put temporary downward pressure on the Company’s ROIC in the short-term.  The Committee believes that the combination of the Relative TSR performance goal, the ROIC performance goal and the EBITDA performance goal provides strong alignment with shareholder returns and encourages management to be strong stewards of shareholder capital.

The performance unit goals and weighting in our PUP awards illustrate the Committee’s continuous effort to align NEO pay with measures that are important to our shareholders.  The Committee has adopted transparent, uniform goals and weighting for performance unit awards that promote Viad’s business strategy and strengthen the link between NEO performance and shareholder value.  The performance unit goals of EBITDA and ROIC directly advance our strategic growth objectives by strengthening the link between NEO compensation and profitable top-line growth, increased operating efficiencies and achieving synergies from newly-acquired businesses.  Relative TSR, which was added as a performance unit goal in 2014 for the 2014-2016 performance period, directly aligns NEO compensation with our stock price performance relative to companies in the same stock market index.  The Committee believes that the performance goals of EBITDA, ROIC and Relative TSR play a critical role in fostering our strategic initiatives to accelerate the growth of both business groups and enhance value for our shareholders.

Achievement and Payout

The formula for calculating a NEO’s performance unit award is as follows:

(Number of units)  x  (Unit value*)  x  (Achievement Factor)

_______________________________________

*

Unit value is determined using the average price of Viad’s common stock during the 10-day trading period beginning on the day following the public announcement of Viad’s year-end financial results for the final year of the performance period.

The achievement factor ranges from 0% to 200% of the value of the performance units based on actual achievement.

The Relative TSR performance goal is subject to adjustment as follows:

Relative TSR Performance - Russell 2000 Index	Achievement Percentage of the Relative TSR Performance Goal
90th percentile or above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%

Performance unit awards for the 2016-2018 performance period are earned based on the degree of achievement of the targets during the performance period.  The Committee believes the three-year cliff vesting feature of the

34	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

performance units will motivate executives to make long-term decisions during the 2016-2018 performance period that will be beneficial to shareholders and Viad. If earned, the performance cycle for performance unit awards made in 2016 is for the three-year performance period beginning January 1, 2016 and ending December 31, 2018.  Performance units earned by NEOs for the 2016-2018 performance period will be paid in 2019.

As discussed in the CD&A subsection “Highlights of Our Compensation Program,” beginning with the 2016-2018 performance period, 70% of our CEO’s performance units will be paid out in Viad common stock and 30% in cash, if targets are achieved.  The Committee believes that such a change more closely aligns our CEO’s compensation with the performance of our stock and the interests of our shareholders.  Awards to the other NEOs and executives will be paid out in cash, if targets are achieved.

No performance unit award payouts were made to any NEO in 2016 for the 2013-2015 performance period, as the performance period thresholds for Viad Consolidated and GES were not met and Mr. Barry, the only NEO whose performance unit awards are based on the performance of Pursuit, was hired after the units for the 2013-2015 performance period had been granted.

Degree of Rigor – Performance Unit Awards

The degree of rigor for achievement and payouts of the Company’s performance unit awards can be seen by looking at historical results.  The table below provides the actual achievement from performance-based long-term incentives over the three most recently completed performance periods.  As illustrated by the table below, the Company’s performance unit awards are at-risk compensation awards whose actual payouts can, and often do, vary considerably from year to year.  The variation in achievement is consistent with the Human Resource Committee's primary objective of tying variable, incentive compensation to the Company’s long-term financial performance:

HISTORICAL PUP ACHIEVEMENT (% OF TARGET)*

______________________

*	Mr. Barry, who is the only NEO whose performance unit awards are based on the performance of Pursuit, was hired after the units for this performance period were granted.

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	35

TIME-VESTED RESTRICTED STOCK

Except for the CEO, whose long-term incentive award consisted entirely of performance units, restricted stock awards were granted in 2016 to the NEOs and other executives who have a significant impact on Viad’s operational and financial goals.

The restricted stock awards promote shareholder interests and our pay for performance philosophy.  Restricted stock will not vest until three years after the date of grant, and the holding period will continue for 2013 grants and thereafter unless and until the Company’s stock ownership guidelines are met.

Recipients of restricted stock may vote the underlying shares and will receive dividends during the restriction period.  The restricted stock units do not have voting rights, but do provide for dividend equivalents.  Receipt of dividends (or dividend equivalents) and the right to vote shares are important links in aligning management’s interests with those of Viad’s shareholders.

SPECIAL DIVIDENDS AND ADJUSTMENTS TO LONG-TERM INCENTIVES

As part of its ongoing efforts to enhance shareholder value, the Company paid special dividends on its outstanding common stock of $2.50 per share on November 14, 2013 to shareholders of record as of November 7, 2013, and $1.50 per share on February 14, 2014 to shareholders of record as of February 7, 2014.  In accordance with the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan and the 1997 Viad Corp Omnibus Incentive Plan, the Committee approved equitable adjustments to outstanding long-term incentive awards of stock options and performance units issued pursuant to those plans in order to prevent the special dividends from diluting the rights of participants under those plans.  The equitable adjustments to the outstanding stock options reduced the exercise price and increased the number of shares of common stock underlying such options.  The equitable adjustments to the performance units reflect the effects of the special dividends for Pursuit at the end of the 2013-2015 performance period, as performance goals established for Pursuit were met.

PERQUISITES AND OTHER PERSONAL BENEFITS

Perquisites and other personal benefits are part of each NEO’s total compensation package and are reviewed periodically to ensure external competitiveness.  The perquisites offered by the Company to the NEOs include an annual executive physical examination, accidental death and dismemberment and business travel insurance and Company-paid parking, and Mr. Moster also continues to use a Company-leased automobile and receives an annual social club allowance.

The Committee believes that the NEO perquisites, each with a target value between $3,000 and $8,000 per NEO, other than our CEO’s personal use of a Company car (valued at approximately $11,000) and his annual social club allowance ($13,500 for 2016), provide value to the Company.  Consistent with Company policy, we do not make any tax gross-up payments for any NEO perquisites or personal benefits.  Additional information on perquisites and other personal benefits provided to the NEOs in 2016 is discussed in the “Summary Compensation Table” section of this proxy statement.

POST-EMPLOYMENT COMPENSATION

Certain termination events will trigger post-employment payments and benefits for the NEOs, including retirement, change in control severance, termination for cause, involuntary termination not for cause, death or disability.  These are discussed under the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.  Post-termination compensation provides for either short-term (termination or change in control) or long-term (retirement) security to the Company’s executive officers in the event their employment with the Company ends.  In the event of involuntary termination, post-termination compensation is intended to provide an interim financial resource to the executive during the transition from employment with Viad.

36	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

RETIREMENT INCOME AND SAVINGS PLANS

In connection with the spin-off of MoneyGram in 2004, MoneyGram became solely responsible for paying annual retirement benefits to all executives who are participants in the SERP and the MoneyGram Pension Plan.  As of the spin-off date, MoneyGram assumed all liability for pension benefits for Company employees participating in the MoneyGram Pension Plan and the SERP, including our CFO.  In addition to the retirement benefits paid by MoneyGram under the SERP and the MoneyGram Pension Plan, our CFO also receives retirement benefits from the Company under the Defined Contribution Plan, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to certain participants of the SERP.  The lump-sum awards were instituted in 2005 in connection with the Company’s spin-off of MoneyGram in 2004, at which time the credited service benefits for the SERP’s participants were frozen, and were made solely in lieu of the Company accruing pension benefits for our CFO and other participants of the SERP.  Except for our CFO, none of the NEOs participate in the SERP, the Defined Contribution Plan or the MoneyGram Pension Plan.

All eligible U.S. employees may participate in the Viad Corp Capital Accumulation Plan (the “401(k) Plan”).  In addition, Mr. Moster, Ms. Ingersoll, Mr. Barry and Ms. DePaoli are eligible to participate in the Viad Corp Supplemental 401(k) Plan, which provides for additional employee contributions over the annual limits set by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for the 401(k) Plan, plus matching contributions by Viad based on the same percentage as the 401(k) Plan.

The change in the value of the pension plans during 2016 is included in the “Summary Compensation Table” section of this proxy statement.  Please refer to the “Pension Benefit Table” and the “Potential Payment Upon Employment Termination or Change in Control” sections of this proxy statement for further discussion of retirement benefits.

POST-TERMINATION COMPENSATION AND BENEFITS

Change In Control Severance

Under Viad’s previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”), a participating NEO is eligible for severance benefits if the NEO’s employment is terminated by Viad without cause or by the NEO for good reason (as those terms are defined in the Grandfathered Plan) within 36 months after a change in control of Viad, or by the NEO for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change in control of Viad.  The Company eliminated the tax gross-up provisions and modified single-trigger provisions in the Grandfathered Plan as of February 26, 2017, which was part of a sunset amendment adopted by the Company in 2013.  In 2013, the Company adopted a new Executive Severance Plan (Tier I) for all NEOs hired in 2013 and thereafter (the “Executive Severance Plan”). The Executive Severance Plan does not contain a “modified single-trigger” provision or allow excise tax gross-ups in the event of a change in control.

The purpose of the Grandfathered Plan and the Executive Severance Plan is to ensure, in the event of a possible change in control of Viad, that the NEOs will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change in control proposal would be in the best interests of Viad and its shareholders, to assist in the change in control implementation and transition and to perform other appropriate actions.  Severance benefits also provide an economic means for the NEOs to transition from Viad employment.  Participants in these plans are designated by the CEO and approved by the Committee.  Upon a change in control, Viad’s annual and long-term incentive plans also provide for accelerated vesting of equity awards and payment of annual incentive and performance units, as discussed in the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.

Severance Agreements

Mr. Moster and Mr. Barry each have a severance agreement providing for a post-termination severance payment in the event of the termination of employment by Viad for any reason other than for cause, or upon a voluntary

Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS	37

termination of employment by the executive for “good reason.”  The severance agreements are further discussed in the “Potential Payment Upon Employment Termination or Change in Control” section of this proxy statement.

EMPLOYMENT AGREEMENTS

No NEO is a party to any employment agreement with the Company.

V. OTHER ASPECTS OF OUR COMPENSATION PROGRAM

CLAWBACK PROVISIONS FOR DETRIMENTAL CONDUCT

In order to protect Viad and its operating companies and to help ensure the long-term success of the business, annual and long-term incentive compensation are subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to the following conduct:

•

an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which constituted a material violation of Viad’s Code of Ethics or certain other policies

•

an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which constituted a material violation of Viad’s Code of Ethics or certain other policies

•	an officer or employee acted significantly contrary to the best interests of Viad

The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination.  In addition, Viad has the right to stop the NEO, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination.  Viad also may seek monetary damages for such activities.

The following incentive compensation is subject to clawback provisions:

•	awards of restricted stock and performance units granted in the last two years of employment
•

any payments received (without regard to tax effects) from the sale of restricted stock that vested, or with respect to earned performance units, during the last two years of employment, except no time limit applies in the case of misconduct during employment that causes a misstatement of the financial statements of Viad or any of its subsidiaries

•	all cash bonuses paid during the last 18 months of employment
•	outstanding vested, but not exercised, stock options
•	any gain (without regard to tax effects) realized from the exercise of an option subject to the clawback provisions

As discussed in the “Highlights of Our Compensation Program” subsection of this CD&A, the Company’s long-term incentive agreements entered into in 2014 and thereafter include clawback provisions applying to certain NEOs and other executive officers terminated in the first year of the vesting period.  Under the clawback provisions, an executive must forfeit any long-term incentive awards covered by those agreements if the executive’s employment is terminated due to retirement, death, disability or termination without cause within 12 months after the grant date.  Long-term incentive awards will vest pro rata if the termination occurs after the 12-month forfeiture period lapses and the executive executes a separation agreement and release satisfactory to the Company, and the amount of the award will be based on the length of time the executive was employed during the applicable vesting or performance period.  The clawback provisions provide a retention incentive for our executives, and we believe that they provide a more appropriate balance between Viad’s interests and those of its executives.

38	Viad Corp | COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES

The Company’s stock ownership guidelines were adopted to promote alignment between executives and shareholders in order to encourage actions to enhance long-term shareholder value.  The guidelines require executives to own a minimum amount of stock on a direct basis, meaning stock of Viad which is subject to market risk and not simply held under option. The minimum required amount is based on multiples of salary ranging from 1.5 to 5.0 times an executive’s annual base salary, depending on salary level, as summarized below:

STOCK OWNERSHIP GUIDELINES
Executives	Ownership Guidelines
CEO	5.0 times base salary
Direct Reports to CEO	3.0 times base salary
Second Level Below CEO	1.5 times base salary

Ms. Ingersoll and Ms. DePaoli currently exceed the stock ownership guidelines.  Mr. Moster, Mr. Barry and Ms. Striedel are working toward achieving compliance with the stock ownership guidelines.  Effective with the 2013 grants of long-term incentives, the Company places a hold on vested restricted stock earned by each NEO, net of taxes, until the NEO’s total stock ownership meets the Company’s stock ownership guidelines or the NEO is no longer an employee of the Company.

LIMIT ON DEDUCTIBILITY OF CERTAIN COMPENSATION

Section 162(m) of the Internal Revenue Code limits the Company’s deduction for compensation paid to the NEOs to $1 million during the tax year, subject to certain permitted exceptions. The Company intends to structure its compensation arrangements in a manner that would comply with Section 162(m).  Although the Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation.  Accordingly, if it is deemed necessary and in the best interests of the Company to attract and retain executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to executive officers which exceeds the limits of deductibility.  In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m).

OPPORTUNITY FOR SHAREHOLDER FEEDBACK

We value feedback from our shareholders about our executive compensation philosophy and program, and welcome shareholders to express their views to the Board in writing.  For more information about shareholder feedback opportunities, please refer to the “Communication with Board of Directors” section of this proxy statement.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board is comprised solely of independent directors.  The Committee oversees design and implementation of an executive compensation strategy intended to enhance the fundamental value of Viad by increasing its earnings, cash flows, market position and financial condition, thereby providing a logical predicate for increases in shareholder value.  The Committee has reviewed and discussed with Viad’s management the Compensation Discussion and Analysis provided in this proxy statement and, based on such review and discussions, recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Viad’s 2016 Annual Report on Form 10-K, filed with the SEC on March 6, 2017.

HUMAN RESOURCES COMMITTEE

Edward E. Mace, Chair

Andrew B. Benett

Richard H. Dozer

Robert E. Munzenrider

Margaret E. Pederson

Viad Corp | HUMAN RESOURCES COMMITTEE REPORT	39

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation in 2016 and, where applicable, 2015 and 2014, of our Chief Executive Officer, our Chief Financial Officer, each of the three other most highly compensated executive officers of Viad in 2016 (collectively, the “named executive officers” or “NEOs”).

The amounts presented below in column (e), “Stock Awards,” and column (f), “Option Awards,” of the Summary Compensation Table do not reflect actual pay, but rather represent the grant date fair value of awards granted to the NEOs and may not reflect the actual value to be realized by each NEO.  Variables that can affect the actual value realized by the NEOs include achievement levels of performance targets, economic and market risks associated with stock and option awards and performance unit valuation based on the market price of Viad’s stock.  For tax purposes, the actual value realized by the NEOs will not be determined until the time of vesting, in the case of restricted stock and performance units, or until option exercise, in the case of option awards.  For all other purposes, the actual value realized by the NEOs will not be determined until sale of the vested or underlying stock.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation[2] ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven W. Moster[5]	2016	725,000	—	1,300,436	—	759,700	441	71,172	2,856,749
President and CEO;	2015	600,000	—	839,645	—	569,300	4	52,360	2,061,309
President of GES and President - Global Experience Specialists, Inc.	2014	427,807	—	1,000,412	—	73,500	—	277,201	1,778,920
Ellen M. Ingersoll[6]	2016	411,543	—	488,338	—	305,100	29,993	251,275	1,486,249
Chief Financial Officer	2015	403,955	—	489,565	—	287,500	132	248,374	1,429,526
	2014	387,000	—	511,056	—	188,800	55,778	321,192	1,463,826
David W. Barry[7]	2016	385,027	—	375,022	—	362,200	—	11,347	1,133,596
President of Pursuit	2015	199,231	—	376,320	—	117,900	—	420	693,871
Deborah J. DePaoli[8]	2016	365,392	—	288,686	—	248,300	519	19,567	922,464
General Counsel and Secretary	2015	358,655	—	289,910	—	234,000	19	18,516	901,100
	2014	339,500	—	324,142	—	135,500	—	34,700	833,842
Leslie S. Striedel	2016	245,027	—	129,504	—	105,900	—	15,067	495,498
Chief Accounting Officer

_______________________________

[1]

The amounts shown under this column (e) reflect the grant date fair value of long-term incentives awarded (other than stock options, the grant date fair value of which is reflected in column (f)) to the named executive officers, including restricted stock and performance units granted in years 2014 through 2016.  The grant date fair value of the performance unit awards granted in 2014, 2015 and 2016 were computed by multiplying (i) the number of units awarded to each NEO, assuming achievement at target level, by (ii) the closing price of the underlying shares on the grant date.  The amounts shown under this column (e) include 2016 performance unit awards in the amount of $1,300,436 for Mr. Moster, $342,646 for Ms. Ingersoll, $261,706 for Mr. Barry, $202,350 for Ms. DePaoli and $91,732 for Ms. Striedel; 2015 performance unit awards in the amount of $839,645 for Mr. Moster, $341,875 for Ms. Ingersoll, $263,424 for Mr. Barry and $202,390 for Ms. DePaoli; and 2014 performance unit awards in the amount of $279,188 for Mr. Moster, $357,266 for Ms. Ingersoll and $227,136 for Ms. DePaoli.  If achievement is at maximum level, the grant date fair values of the 2016 performance unit awards would be $2,600,872 for Mr. Moster (70% to be paid out in Viad common stock), $685,292 for Ms. Ingersoll,

40	Viad Corp | EXECUTIVE COMPENSATION

$523,412 for Mr. Barry, $404,700 for Ms. DePaoli and $183,464 for Ms. Striedel; the 2015 performance unit awards would be $1,679,290 for Mr. Moster, $683,750 for Ms. Ingersoll, $526,848 for Mr. Barry and $404,780 for Ms. DePaoli; and the 2014 performance unit awards would be $558,376 for Mr. Moster, $714,532 for Ms. Ingersoll and $454,272 for Ms. DePaoli.  Includes a one-time, promotional grant of 23,700 shares of restricted stock to Mr. Moster, effective as of December 3, 2014, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.  Assumptions made in the valuation of stock awards under this column (e) are discussed in Viad’s 2016 Annual Report on Form 10-K, filed March 6, 2017, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

[2]

The amounts shown under this column (g) represent incentive cash awards under the Management Incentive Plan for  2014, 2015 and 2016 pursuant to the 2007 Viad Corp Omnibus Incentive Plan, each of which was paid in March of the following year.  The 2016 performance targets are discussed in the “Compensation Discussion and Analysis” section of this proxy statement.

[3]

The amounts shown under this column (h) represent the year-over-year pension value change in the actuarial present value of the Viad Corp Supplemental Pension Plan (the “SERP”) and the Viad Corp Retirement Income Plan (the “MoneyGram Pension Plan”), as well as above-market earnings on the Viad Corp Defined Contribution Supplemental Executive Retirement Plan (the “Defined Contribution Plan”), which is described in greater detail in the “Non-Qualified Deferred Compensation Table” section of this proxy statement, and the Viad Corp Supplemental 401(k) Plan (the “Supplemental 401(k) Plan”).  In connection with the spin-off of MoneyGram on June 30, 2004, liabilities associated with the SERP and MoneyGram Pension Plan obligations were assumed entirely by MoneyGram.  The term “above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code).  The year-over-year pension value change for Ms. Ingersoll was $27,386 from 2015 to 2016.  For the Defined Contribution Plan, the above-market earnings for Ms. Ingersoll were $0 for 2016, $0 for 2015 and $1,266 for 2014.  For the Supplemental 401(k) Plan, the above-market earnings in 2016 were $441 for Mr. Moster, $2,607 for Ms. Ingersoll and $519 for Ms. DePaoli; in 2015 were $4 for Mr. Moster, $132 for Ms. Ingersoll and $19 for Ms. DePaoli; and in 2014 was $61 for Ms. Ingersoll.

[4]	Except as otherwise expressly stated, the aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items.
[5]

The amount reported under this column (i) for Mr. Moster in 2016 includes: (i) the following perquisites and personal benefits: accidental death and dismemberment insurance; an annual physical examination; office parking; $10,944 for personal use of a Company-leased automobile; and $13,500 for 2016 only for a social club allowance; and (ii) the following other compensation: $12,110 for dividends on unvested restricted stock; and $28,923 in matching contributions under the Viad Corp Capital Accumulation Plan (the “401(k) Plan”) and the Supplemental 401(k) plan.  The aggregate incremental cost of Mr. Moster’s personal use of his Company-leased automobile was calculated using a percentage of use methodology, with the amount reported for 2016 being the aggregate value of all automobile lease payments and fuel costs multiplied by the percentage attributable to Mr. Moster’s personal use of the automobile.

[6]

The amount reported under this column (i) for Ms. Ingersoll in 2016 includes $224,732 in defined contribution plan benefits and $16,455 in matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan. The defined contribution plan contribution is a benefit accrual for the period from January 1, 2016 through December 31, 2016, pursuant to the Defined Contribution Plan.  The accrued benefits under the Defined Contribution Plan, which was established by Viad as of January 1, 2013, replace the annual lump-sum cash awards previously paid to Ms. Ingersoll in lieu of the Company accruing benefits for her as a participant of the SERP.  Ms. Ingersoll is the only employee of the Company participating in the Defined Contribution Plan, and the Company does not intend to add any new participants in the future.  The Defined Contribution Plan is described in greater detail in the “Pension Arrangements” and “Non-Qualified Deferred Compensation Table” sections of this proxy statement.

[7]	Mr. Barry took office as President of Pursuit on June 15, 2015.
[8]	The amount reported under this column (i) for Ms. DePaoli in 2016 includes $14,610 in matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan.

PENSION ARRANGEMENTS

As discussed in Note 3 to the Summary Compensation Table and in the CD&A section of this proxy statement, MoneyGram is solely responsible for paying annual retirement benefits to our CFO under the SERP and the MoneyGram Pension Plan pursuant to its agreement to assume such liabilities after MoneyGram’s spin-off from Viad in 2004.   MoneyGram assumed all liability for pension benefits for Company employees participating in the MoneyGram Pension Plan.  MoneyGram assumed all liability for the SERP as of the spin-off date including, for our

Viad Corp | EXECUTIVE COMPENSATION	41

CFO as well as other participants, any benefit increases based on final average earnings and covered compensation as of the date of termination of employment with the Company and its subsidiaries.

Our CFO also receives retirement benefits from the Company under the Defined Contribution Plan, which the Company established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to her.  The lump-sum awards were instituted in 2005 in connection with the Company’s spin-off of MoneyGram in 2004, at which time the credited service benefits for the SERP’s participants were frozen, and were made solely in lieu of the Company accruing pension benefits for our CFO as a participant of the SERP.

Our CFO is the only participant in the Defined Contribution Plan.  Our CEO does not participate in the Defined Contribution Plan, and the Company does not intend to add any new participants in the future.  Since 2004, the Company has not added any new participants to its legacy pension plans, including the SERP and the MoneyGram Pension Plan, and does not intend to add any new participants in the future.

EMPLOYMENT AGREEMENT

The Company is not a party to any employment agreement with any NEOs.

GRANTS OF PLAN-BASED AWARDS TABLE

The table below supplements the disclosure in the Summary Compensation Table on plan-based awards. The table provides, by grant date, the estimated future payouts for awards granted in 2016 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2016 that have been paid out.  All awards in 2016 were granted pursuant to the 2007 Viad Corp Omnibus Incentive Plan.  For a description of all other material terms of the awards described in the table below, please refer to the “Short-Term (Annual) Incentives” and “Long-Term Incentives” subsections of the “Compensation Discussion and Analysis” section of this proxy statement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[3]			Estimated Future Payouts Under Equity Incentive Plan Awards[4]			Grant Date Fair Value
Name[1]	Grant Date[2]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	of Stock and Options Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
S. Moster		184,900	616,300	1,078,400
PSU	2/23				16,850	33,700	67,400	909,226
PUP	2/23				7,250	14,500	29,000	391,210
E. Ingersoll		74,100	246,900	432,100
RS	2/23					5,400		145,692
PUP	2/23				6,350	12,700	25,400	342,646
D. Barry		62,100	207,000	362,200
RS	2/23					4,200		113,316
PUP	2/23				4,850	9,700	19,400	261,706
D. DePaoli		60,300	201,000	351,700
RS	2/23					3,200		86,336
PUP	2/23				3,750	7,500	15,000	202,350
L. Striedel		25,700	85,800	128,600
RS	2/23					1,400		37,772
PUP	2/23				1,700	3,400	6,800	91,732

____________________________

[1]

“PSU” represents awards of performance units to be paid, if earned, in Viad common stock.  “PUP” represents awards of performance units to be paid, if earned, in cash.  “ RS” represents awards of restricted stock.

42	Viad Corp | EXECUTIVE COMPENSATION

[2]	Grant dates shown occurred in 2016.
[3]

The amounts shown in column (d) reflect the possible payment if performance measures are achieved at target level under the 2016 Management Incentive Plan.  The amounts shown in column (c) reflect the possible minimum payment level under the 2016 Management Incentive Plan, which is 50% of Target, as discussed in the Compensation Discussion and Analysis subsection “Short-Term (Annual) Incentives.”  The amounts shown in column (e) are 175% of the target amount shown in column (d), or 150% of the target amount in the case of Ms. Striedel.  Actual payout results are reflected in column (g) of the Summary Compensation Table.

[4]

Under “Estimated Future Payouts Under Equity Incentive Plan Awards,” columns (f), (g) and (h) present the estimated Threshold, Target and Maximum payouts as of the grant date for the NEOs’ 2016 awards of performance units, as well as the estimated payout in column (g) as of the grant date for awards of restricted stock.  The grant date fair value of the restricted stock awards granted on February 23, 2016 was $26.98 per share.  The actual value realized by the NEO for the 2016 restricted stock and performance unit awards will not be determined until the time of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below includes all outstanding options and unvested stock awards of the named executive officers as of December 31, 2016, including awards subject to performance conditions.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3,4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
(a)	(b)	(e)	(f)	(g)	(h)	(i)	(j)
S. Moster
PSU						67,400	2,972,340
RS5	—	N/A	N/A	28,800	1,270,080	—	—
PUP[6]	—	N/A	N/A	11,006	485,350	90,400	3,986,640
E. Ingersoll
2/24/2010	46,789	16.62	2/24/2020
RS5	—	N/A	N/A	17,300	762,930	—	—
PUP[6]	—	N/A	N/A	17,048	751,812	50,400	2,222,640
D. Barry
RS5	—	N/A	N/A	8,400	370,440	—	—
PUP[6]	—	N/A	N/A	—	—	39,000	1,719,900
D. DePaoli
2/24/2010	5,084	16.62	2/24/2020
RS5	—	N/A	N/A	10,500	463,050	—	—
PUP[6]	—	N/A	N/A	10,838	477,973	29,800	1,314,180
L. Striedel
RS5	—	N/A	N/A	3,500	154,350	—	—
PUP[6]	—	N/A	N/A	2,484	109,536	12,000	529,200

Viad Corp | EXECUTIVE COMPENSATION	43

________________________________

[1]

Stock option awards for the NEOs include a combination of incentive stock options and non-qualified stock options, in compliance with IRS requirements. All stock options in the table above were granted on February 24, 2010, have 10-year terms and vested in three equal annual installments beginning one year after the date of grant and ending three years after the date of grant.

[2]

The original exercise price of the 2010 grant of stock options was based on the closing selling price of Viad’s common stock on the grant date.  Pursuant to the mandatory provisions of the 2007 Viad Corp Omnibus Incentive Plan and the award agreements executed under the plan, the Human Resources Committee approved equitable adjustments to the option and performance unit awards as a result of special dividends paid on November 14, 2013 and February 14, 2014.  Under the equitable adjustments, the number of securities underlying outstanding options was increased and the option exercise price for such options was decreased.

[3]	For columns (g) and (h), restricted stock vests three years from the date of grant.
[4]

For columns (h) and (j), the market value of shares (or units) was computed by multiplying the number of shares (or units) by $44.10, the closing market price of Viad’s common stock at December 31, 2016.

[5]	“PSU” refers to performance units to be paid, if earned, in Viad common stock
[6]	“RS” refers to restricted stock.
[7]

“PUP” refers to performance units to be paid, if earned, in cash.  The number of performance units and dollar value of those units, as reflected in column (i) and column (j), respectively, was as of December 31, 2016.

OPTION EXERCISES AND STOCK VESTED TABLE

For the named executive officers, the table below lists stock options exercised in 2016 and restricted stock which vested during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)
S. Moster
RS2	—	—	5,900	162,604
E. Ingersoll
RS2	—	—	5,900	162,604
D. Barry
RS2	—	—	—	—
D. DePaoli
RS2	—	—	2,700	74,412
L. Striedel
RS2	—	—	—	—

________________________________

[1]	The value realized upon the vesting of stock awards is the closing selling price of Viad’s common stock on the date of vesting times the number of shares vesting.
[2]	“RS” refers to restricted stock.

PENSION BENEFITS TABLE

The table below provides the present value of the accumulated benefits of our CFO, the only NEO who receives benefits under a pension plan of Viad or its subsidiaries.  The liability related to the payment of benefits under the

44	Viad Corp | EXECUTIVE COMPENSATION

SERP, as disclosed in the table below, was assumed by MoneyGram in connection with the spin-off of MoneyGram by Viad in June 2004.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)[2]	(e)
E. Ingersoll[1]	SERP	2.439	259,563	—

_______________________________

[1]

Ms. Ingersoll participates in the SERP.  Credited service ceased to accrue under the SERP as of the MoneyGram spin-off on June 30, 2004 (actual number of years of service for Ms. Ingersoll is 15 years).  The SERP provides retirement benefits based on final average earnings, which is the average of the 60 months of annual base salary plus 50% of the annual incentive compensation for the five calendar years in which they were highest.  Once commenced, the full benefit is payable for the life of the executive.  Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable.  Ms. Ingersoll is entitled to a pension benefit at age 60 equal to A - B, where:

A =	(1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)

+

(0.55%  x  Years of service from 1/1/1998 through 6/30/2004  x  Final average earnings in excess of the covered compensation breakpoint); and

B =	Annual benefit from the MoneyGram Pension Plan, if applicable.

Ms. Ingersoll is not eligible to receive benefits under the SERP prior to age 55.  If Ms. Ingersoll elects to receive benefits at or after age 55 and before age 60, she will receive a reduction of 0.25% for each monthly benefit payment prior to her 60th birthday.

[2]

Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in Viad’s 2016 Annual Report on Form 10-K, filed with the SEC on March 6, 2017, in Note 17 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides the amounts contributed to non-qualified deferred compensation plans during 2016.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2,4]	Aggregate Earnings in Last Fiscal Year ($)[3,4]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
S. Moster
Supplemental 401(k) Plan[5]	—	18,323	902	—	32,827
E. Ingersoll
Defined Contribution Plan[4]	—	224,732	90,135	—	1,061,702
Supplemental 401(k) Plan[5]	—	5,855	5,948	—	137,362
D. DePaoli
Supplemental 401(k) Plan[5]	—	4,010	1,165	—	29,423

________________________________

[1]	These amounts are contributed by the executive out of his or her annual base salary. Such contributions are reported as compensation in the Summary Compensation Table under column (c) (“Salary”).

Viad Corp | EXECUTIVE COMPENSATION	45

[2]

The Company’s matching contribution under the Supplemental 401(k) Plan is the same as provided under the 401(k) Plan generally available to all employees, which is a 100% match of the first 3% of annual base salary contributed by the executive officer and 50% of the next 2% of annual base salary contributed by the executive officer.  Matching contributions are reported as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).  Mr. Barry and Ms. Striedel are not participants in the Supplemental 401(k) Plan.  See Note 5 below for a discussion of the Supplemental 401(k) Plan’s eligibility requirements.

[3]

Interest on each participant’s account balance is paid at an annual rate equal to the yield as of January 1, April 1, July 1, and October 1 on the Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds, or such other rate as the Human Resources Committee may determine in a manner consistent with the requirements of Section 409A of the Internal Revenue Code and related regulations.  If the deferred compensation account is to be paid in installments, the interest is credited quarterly prior to the end of each installment period.  If the deferred compensation account is not paid in installments, the interest is credited quarterly prior to the end of the participant’s deferral period.

[4]

“Defined Contribution Plan” refers to the Viad Corp Defined Contribution Supplemental Executive Retirement Plan, which Viad established in 2013 to replace the annual payment of lump-sum cash awards, including tax gross-ups, previously made to Ms. Ingersoll since the spin-off of MoneyGram in 2004.  The Company’s contributions under the Defined Contribution Plan are made only for the benefit of the account of Ms. Ingersoll, the plan’s sole participant.  The Defined Contribution Plan provides annual contributions to the participant’s account, and such contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement. The participant has a phantom account where hypothetical investment returns are deposited or credited, and assumes the investment risks and rewards by selecting from among a set of investment options provided by the Company.  The contribution amounts are recalculated each year based on the participant’s current salary and annual incentive bonus payment amounts, and any changes to the estimated benefits at retirement from the SERP and the MoneyGram Pension Plan.  The Company contributions are reported in the Summary Compensation Table under column (i) (“All Other Compensation”).

[5]

The “Supplemental 401(k) Plan” refers to the Viad Corp Supplemental 401(k) Plan, which is a U.S.-based retirement program.  Payments under the Supplemental 401(k) Plan are made only to participants who are U.S. citizens between the ages of 55 and 65.

POTENTIAL PAYMENT UPON EMPLOYMENT TERMINATION OR CHANGE IN CONTROL

Certain termination events will trigger post-termination payments and benefits for the named executive officers.  Each termination event and the amount that could be payable to the executive officers under each termination event is provided in the tables below, assuming a qualifying termination date of December 31, 2016 with a closing price of $44.10 per share for Viad’s common stock, except where specifically indicated below.

RETIREMENT

Upon normal or early retirement, executives would receive ownership of the restricted stock (or units) and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), provided that the executive’s retirement occurs at least 12 months after the grant date of such awards and the executive executes a separation agreement and release satisfactory to the Company.  All other restricted stock (or units) and performance units held by the executive will be forfeited upon the executive’s retirement.  Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights on or before the earlier of: (1) the fifth anniversary of the executive’s retirement date; or (2) the date on which the options expire.  Executives would receive, under the Management Incentive Plan (“MIP”), an accrued annual incentive bonus, if earned, on a pro-rata basis.  Eligibility for normal retirement is age 65 and for early retirement is age 55.  Currently, none of the named executive officers are eligible to receive retirement benefits.

46	Viad Corp | EXECUTIVE COMPENSATION

Our CFO is also entitled to retirement benefits as a participant in the Defined Contribution Plan, which Viad established in 2013 to replace the payment of lump-sum cash awards, including tax gross-ups, previously made to her.  The contribution amounts are based on a formula that is intended to achieve an income replacement target at retirement.  The form and amounts of payments under the Defined Contribution Plan are more fully described in the “Non-Qualified Deferred Compensation Table,” “Summary Compensation Table” and “Pension Arrangements” sections of this proxy statement.

CHANGE IN CONTROL AND CHANGE IN CONTROL SEVERANCE

Grandfathered Executive Severance Plan

Under Viad’s previous Executive Severance Plan (Tier I) (the “Grandfathered Plan”), a participating NEO is eligible for severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the Grandfathered Plan) within 36 months after a change in control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change in control of Viad (often referred to as a “modified single-trigger”).  Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual base salary; plus
•	The executive’s target cash bonus under the MIP for the fiscal year in which the change in control occurs

The multiple, in the case of termination by Viad without cause or the executive’s termination for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change in control and the denominator of which is 36.  In the case of the executive’s voluntary termination during the window period, the multiple will be two.

As referenced in the “Post-Termination Compensation and Benefits – Change in Control Severance” subsection of the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company instituted a three-year phase out of the modified single-trigger provisions, as well as all tax gross-up provisions, under the Grandfathered Plan as of February 26, 2017.  Mr. Moster, Ms. Ingersoll, and Ms. DePaoli, each of whom was hired prior to 2013, participate in the Grandfathered Plan.

Executive Severance Plan

In 2013, the Company adopted a new Executive Severance Plan (Tier I) (the “Executive Severance Plan”), which does not contain any tax gross-up or modified single-trigger provisions and applies to NEOs hired in 2013 and thereafter.  Mr. Barry and Ms. Striedel participate in the Executive Severance Plan.  Under the Executive Severance Plan, a participating NEO is eligible for severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change in control of Viad.  Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual salary; plus
•	The executive’s target cash bonus under the Management Incentive Plan for the fiscal year in which the change in control occurs

The multiple is equal to the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change in control and the denominator of which is 36.

The first table below shows the cash amount payable and the value of equity and other benefits that could be received in the case of an executive’s termination without cause or the executive’s voluntary termination for good reason under a change in control, assuming that the executive had a qualifying termination date of December 31, 2016.  The second table below shows the cash amount payable and the value of equity and other benefits upon

Viad Corp | EXECUTIVE COMPENSATION	47

the executive’s voluntary termination during the window period after a change in control, assuming the same termination date.

Estimated Benefits in the Event of a Change in Control with Involuntary/Without Cause or Voluntary/Good Reason Termination, In Dollars ($)

	Moster	Ingersoll	Barry	DePaoli	Striedel	Aggregate Payments
Cash Severance Payment[1]	3,915,000	1,987,362	1,755,000	1,709,463	1,012,500	10,379,325
Annual Incentive Cash Bonus[2,3,5]	759,700	305,100	362,200	248,300	105,900	1,781,200
Restricted Stock[3,5]	1,270,080	762,930	370,440	463,050	154,350	3,020,850
Performance Units[3,4,5]	2,131,500	1,220,100	430,710	751,170	223,440	4,756,920
Incremental Pension Benefit[6]	—	12,858	—	—	—	12,858
Defined Contribution Benefit[7]	—	1,726,276	—	—	—	1,726,276
Welfare Benefits and Perquisites[8]	60,340	41,283	41,283	13,727	13,727	170,360
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up9	7,943,408	1,808,919	—	1,231,547	—	10,983,874
Totals	16,110,028	7,894,828	2,989,633	4,447,257	1,539,917	32,981,663

________________________________

[1]

Discussed in the paragraphs above this table.  The amounts reported in the table as cash severance payments are calculated in accordance with the terms of the Grandfathered Plan, except for Mr. Barry and Ms. Striedel, whose cash severance payment was calculated in accordance with the terms of the Executive Severance Plan.

[2]

If there is a change in control, regardless of whether there is a termination of employment in connection therewith, each of the executives would be entitled to receive a pro-rata portion of the annual cash incentive granted under the Management Incentive Plan, calculated on the basis of achievement of performance measures through the date of the change in control.

[3]

Immediate full vesting of equity grants will occur, and the executive will have the ability to surrender options within a 60-day period following the change in control for an amount in cash equal to the difference between the acquiring company’s purchase price for the underlying shares and the exercise price under the applicable award agreements.  The vesting of the restricted stock would occur, and a cash amount for the annual incentive cash benefit, calculated as if the pre-defined target was met at 100% and prorated through the date of the change in control, would be paid to the executive upon a change in control, whether or not the executive was terminated in connection with the change in control.  The disclosed option benefits assume that each executive with outstanding options timely elected to surrender all such options, and that an amount equal to the closing price of Viad’s common stock on December 31, 2016 was paid for each share in connection with the change in control.

[4]

If there is a change in control, regardless of whether there is a termination of employment in connection therewith, each of the executives would be entitled to receive a cash payment for performance units granted under the PUP, calculated as if each of the pre-defined targets were met at 100%, and prorated from the start date of the performance period to the date of the change in control.

[5]

If the payouts and vesting were to occur upon the change in control, then the performance units and the annual cash incentive would not be paid out again and no additional vesting of the restricted stock would occur in the event of an employment termination in connection with a change in control.

[6]

The Grandfathered Severance Plan and the Executive Severance Plan provide a special retirement benefit to executives in the form of an additional benefit accrual under the SERP, determined as if the executive continued employment during the severance period with the severance compensation included in his or her final average compensation as defined by the SERP.  This special retirement benefit only applies to Ms. Ingersoll.

48	Viad Corp | EXECUTIVE COMPENSATION

[7]

Ms. Ingersoll is the only current employee who is a participant in the Defined Contribution Plan.  Under the Defined Contribution Plan, immediate full vesting of all participant contribution accounts occurs upon a change in control.  If Ms. Ingersoll is involuntarily terminated by the Company without cause (as that term is defined in the Defined Contribution Plan) within three years after a change in control, she will receive any company discretionary contribution amount (as defined in the Defined Contribution Plan) that would have been credited to her company discretionary contribution account (as defined in the Defined Contribution Plan) had she continued to be employed by the Company through the earlier of: (i) age 60; or (ii) the third anniversary of her termination date.  The disclosed amount assumes a 6.0% annual rate of return on the vested account balance.

[8]

The executive receives continued welfare benefits coverage for the severance period of three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change in control through the last day of the executive’s employment, and the denominator of which is 36 months.  For Mr. Moster, Ms. Ingersoll and Ms. DePaoli, in the case of the executive’s voluntary termination during the window period, the severance period is 36 months times a multiple of two, with such benefits terminating upon the executive’s death, disability or normal retirement date at age 65, whichever occurs first.

[9]

In the event that the benefits of a NEO participating in the Grandfathered Plan are subject to excise tax, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) is sufficient to pay the excise tax due.  If the total payments to an executive under the Grandfathered Plan are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving excess payments under the Internal Revenue Code, the executive’s payments are reduced such that the total payments received by the executive will not cause the executive to be treated as receiving excess payments.  As discussed above, this benefit does not apply to Mr. Barry or Ms. Striedel, who participate in the Executive Severance Plan.

Estimated Benefits in the Event of a Change in Control with Voluntary Termination During Window1, In Dollars ($)

	Moster	Ingersoll	DePaoli	Aggregate Payments
Cash Severance Payment	2,610,000	1,324,908	1,139,642	5,074,550
Annual Incentive Cash Bonus	759,700	305,100	248,300	1,313,100
Restricted Stock	1,270,080	762,930	463,050	2,496,060
Performance Units	2,131,500	1,220,100	751,170	4,102,770
Incremental Pension Benefit	—	7,349	—	7,349
Defined Contribution Benefit	—	1,061,702	—	1,061,702
Welfare Benefits and Perquisites	40,227	27,522	9,151	76,900
Outplacement Services	30,000	30,000	30,000	90,000
Estimated Excise Tax and Gross-Up	2,836,325	—	1,017,307	3,853,632
Totals	9,677,832	4,739,611	3,658,620	18,076,063

________________________________

[1]	For an explanation of the benefits in this table, please refer to the footnotes in the first table of this section.

INVOLUNTARY TERMINATION NOT FOR CAUSE

The following table shows the cash amount and values of equity awards and other benefits that could be received by the named executive officers in the event Viad terminates employment without cause (not in connection with a change in control and not for death, disability or cause), assuming that the executive had a qualifying termination date of December 31, 2016.

Viad Corp | EXECUTIVE COMPENSATION	49

Estimated Benefits in the Event of Involuntary Termination Not For Cause, In Dollars ($)

	Moster[1]	Ingersoll[3]	Barry[2]	DePaoli[3]	Striedel[3]	Aggregate Payments
Cash Severance Payment	1,450,000	414,054	390,000	367,621	125,000	2,746,675
Annual Incentive Cash Bonus	759,700	305,100	362,200	248,300	105,900	1,781,200
Restricted Stock[4]	1,270,080	524,790	185,220	321,930	92,610	2,394,630
Performance Units[4]	1,465,325	1,156,755	448,670	718,080	193,222	3,982,052
Defined Contribution Benefit[5]	—	1,061,702	—	—	—	1,061,702
Welfare Benefits	72,500	41,405	39,000	36,762	25,000	214,667
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Totals	5,047,605	3,533,806	1,455,090	1,722,693	571,732	12,330,926

________________________________

[1]

Mr. Moster’s severance agreement provides that he will receive, upon Viad’s termination of his employment without cause, a post-termination lump-sum cash payment in an amount equal to the sum of (1) two times his then-current annual salary and (2) a pro-rata portion of his then-current target cash incentive award under the Management Incentive Plan, if earned pursuant to the terms of such plan, in each case net of any required withholdings, for the calendar year in which he was last employed.  In the event of a change in control of the Company, no payments or benefits will be received by Mr. Moster under this severance agreement.  Viad is not obligated to make any payments to Mr. Moster under his severance agreement unless and until Mr. Moster resigns from Viad’s Board of Directors and timely executes a release of all claims, waiver of rights and covenant not to sue in form and substance satisfactory to Viad, in its reasonable discretion.

[2]

Mr. Barry’s severance agreement provides that he will receive, upon Viad’s termination of his employment without cause, a post-termination lump-sum cash payment in an amount equal to the sum of (1) his then-current annual salary and (2) a pro-rata portion of his then-current target cash incentive award under the Management Incentive Plan, in each case net of any required withholdings, if earned pursuant to the terms of such plan, for the calendar year in which he was last employed.  In the event of a change in control of the Company, no payments or benefits will be received by Mr. Barry under his severance agreement.  Viad is not obligated to make any payments to Mr. Barry under his severance agreement unless and until Mr. Barry timely executes a release of all claims, waiver of rights and covenant not to sue in form and substance satisfactory to Viad, in its reasonable discretion.

[3]

In February 2007, the Board adopted, upon recommendation of the Human Resources Committee, a severance arrangement for executive officers of Viad, which codified Viad’s historical, discretionary practice to provide severance cash payments for Viad’s termination of an executive officer without cause (not for death, disability or cause). Except for Mr. Moster and Mr. Barry, who would receive lump-sum cash payments pursuant to the terms of their respective severance agreements, under the Executive Officer Pay Continuation Policy, executive officers with less than seven years of service with Viad would receive six months of salary, and executive officers with seven or more years of service with Viad would receive up to one year’s salary.  Executive officers would receive continued health and welfare benefits and a pro-rata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned.  The executive officer will also receive outplacement services.  No payment, however, would be made under the Executive Officer Pay Continuation Policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad.  The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supersede the policy, and exceptions to the policy may be made if recommended by the CEO of Viad and approved by the Human Resources Committee.

[4]

All restricted stock granted to the executives in 2014 and 2015 will vest on a pro-rata basis, and the executives will receive a pro-rata share of all earned performance units granted in 2014 and 2015 at the end of the three-year performance period.  No payments would be made to any executive for any restricted stock or earned performance units granted in 2016.

[5]

As disclosed in Note 4 to the Nonqualified Deferred Compensation Table and elsewhere in this proxy statement, Ms. Ingersoll is the only current employee who is a participant in the Defined Contribution Plan.  Under the provisions of the

50	Viad Corp | EXECUTIVE COMPENSATION

Defined Contribution Plan, if Ms. Ingersoll’s employment is terminated, voluntarily or involuntarily, under circumstances other than retirement (as that term is defined in the Defined Contribution Plan), she shall receive her vested account balance (as that term is defined in the Defined Contribution Plan) in either a lump-sum payment or annual installment payments, at her election.  Pursuant to Section 409A of the Internal Revenue Code and the regulations under that section, the vested account balance is calculated as of the close of business on the first day after the 6-month period immediately following her termination.  The amounts listed in the table above are reasonable estimates of the vested account balances for Ms. Ingersoll as of the close of business on July 1, 2016.  The disclosed amount assumes a 6.0% annual rate of return on the vested account balance.

Voluntary Termination for Good Reason

Mr. Moster and Mr. Barry each have a severance agreement with the Company.  The agreements provide for post-termination payments upon a voluntary termination of employment by the executive for “good reason.”  A “good reason” condition includes any of the following:

•	Material reduction or change in authority, duties or responsibilities
•

Material reduction in annual base salary, unless made in concert with, and in an amount not greater than the percentage adjustment mandated, as part of an across-the-board reduction of annual base salary for other executive officers of Viad

•	Successor to Viad fails to assume Viad’s obligations under the agreement
•	In the case of Mr. Moster, office relocation outside of the Phoenix Metropolitan Area of Arizona

Upon employment termination, Mr. Moster and Mr. Barry will receive the same payments and benefits described under the “Involuntary Termination Not For Cause” subsection, provided that they timely execute a release of all claims, waiver of rights and covenant not to sue in a form satisfactory to Viad, in its reasonable discretion.  Mr. Moster’s receipt of post-termination benefits is also conditioned on his resignation from Viad’s Board of Directors.

DEATH OR DISABILITY

The following table shows the cash amount and the value of equity that could be received by a named executive officer in the event of employment termination due to disability, or by the named executive officer’s estate in the event of employment termination due to death, assuming that the executive had a qualifying termination date of December 31, 2016.

Estimated Benefit in the Event of Death or Disability, In Dollars ($)

	Moster	Ingersoll	Barry	DePaoli	Striedel	Aggregate Payments
Annual Incentive Cash Bonus[1]	759,700	305,100	362,200	248,300	105,900	1,781,200
Restricted Stock[2]	1,270,080	524,790	185,220	321,930	92,610	2,394,630
Performance Units[2]	1,465,325	1,156,755	448,670	718,080	193,222	3,982,052
Totals	3,495,105	1,986,645	996,090	1,288,310	391,732	8,157,882

________________________________

[1]	The Management Incentive Plan provides that the executives will be entitled to receive the accrued cash incentive payment, if earned, prorated to the date of employment termination.
[2]

All restricted stock granted to the executives in 2014 and 2015 will vest on a pro-rata basis, and the executives will receive a pro-rata share of all earned performance units granted in 2014 and 2015 at the end of the three-year performance period.  No payments would be made to any executive for any restricted stock or earned performance units granted in 2016.

Viad Corp | EXECUTIVE COMPENSATION	51

CLAWBACK PROVISIONS FOR DETRIMENTAL CONDUCT

In order to protect Viad and its operating companies and to help ensure the long-term success of the business, annual incentive compensation and long-term incentive compensation are subject to forfeiture and reimbursement (i.e., “clawback”) provisions relating to the following conduct:

•

an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies

•

an officer or employee was aware of and failed to report another officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies

•	an officer or employee acted significantly contrary to the best interests of Viad

The clawback provisions also relate to violations of certain restrictions on competitive activities following employment termination.  In addition, the annual incentive compensation and long-term incentive compensation award agreements also provide Viad with the right to stop the NEO, through a court-ordered injunction, from working for competitors and from soliciting customers and employees following employment termination.  Viad also may seek monetary damages for such activities.

The following incentive compensation is subject to clawback provisions:

•	awards of restricted stock and performance units granted in the last two years of employment
•

any payments received (without regard to tax effects) from the sale of restricted stock that vested, or with respect to earned performance units, during the last two years of employment, except no time limit applies in the case of misconduct during employment that causes a misstatement of the financial statements of Viad or any of its subsidiaries

•	all cash bonuses paid during the last 18 months of employment for awards
•	outstanding vested, but not exercised, stock options
•	any gain (without regard to tax effects) realized from the exercise of a stock option, subject to the clawback provision

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information, as of December 31, 2016, with respect to shares of Viad’s common stock that may be issued under existing equity compensation plans.  The category “Equity Compensation Plans Approved by Security Holders” in the table below consists of the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan, the latter of which was approved by Viad’s shareholders at the 2007 Annual Meeting of Shareholders on May 15, 2007 and re-approved at the 2012 Annual Meeting of Shareholders on May 15, 2012.

52	Viad Corp | EXECUTIVE COMPENSATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))[1]
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2007 Viad Corp Omnibus Incentive Plan (the “2007 Plan”)	63,773	$16.62	861,561
1997 Viad Corp Omnibus Incentive Plan (the “1997 Plan”)	—	—	—
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	63,773	$16.62	861,561

______________________

[1]

The 2007 Plan has a 10-year term and provides for the following types of awards to officers, directors and certain other employees: (a) incentive and non-qualified stock options; (b) restricted stock (and units); (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards; and (f) certain other stock-based awards. The number of shares of common stock authorized for grant under the 2007 Plan is limited to 1,700,000 shares plus shares awarded under the 1997 Plan that subsequently cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent the shares are exercised for, or settled in, vested and non-forfeited shares) up to an aggregate maximum of 1,500,000 shares.  Any shares awarded under the 2007 Plan that are terminated (by cancellation, expiration, forfeiture or otherwise), settled in cash or exchanged, with the Committee’s permission before they are issued will be available again for grant under the 2007 Plan.

Viad Corp | EXECUTIVE COMPENSATION	53

AUDIT COMMITTEE REPORT

THE COMMITTEE

The Audit Committee of the Board, which is comprised solely of independent directors, was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditor’s qualifications and independence, (3) the performance of Viad’s internal audit function and the independent auditor and (4) the compliance by Viad with legal and regulatory requirements, including oversight of Viad’s Always Honest® Compliance and Ethics Program. The Board of Directors has determined that each member of the Audit Committee is financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

MEETINGS AND RESPONSIBILITIES

The Audit Committee met 11 times in 2016.  Audit Committee members are also available to consult with management and the independent auditor throughout the year.  The Audit Committee regularly meets in general and private sessions with management of Viad and with Viad’s internal auditors and the independent auditor.  The Audit Committee receives and discusses its reports and encourages open and detailed discussion of all matters related to responsibilities of the Audit Committee.

REAPPOINTMENT OF INDEPENDENT AUDITOR AND SELECTION OF LEAD AUDIT PARTNER

The Audit Committee has appointed Deloitte & Touche LLP as our independent auditor for 2017, and the Board ratified the appointment.  In determining whether to reappoint Deloitte & Touche LLP as Viad’s independent auditor, the Audit Committee took into consideration a number of factors, including, but not limited to, the firm’s independence, the length of time the firm has been engaged, the quality of the ongoing discussions with the firm, the firm’s familiarity with Viad’s global operations and businesses, accounting policies and practices and internal control over financial reporting and an assessment of the professional qualifications and past performance of the firm and the lead audit partner.  Based on this evaluation, the Audit Committee believes that Deloitte & Touche LLP is independent and should serve as Viad’s independent auditor for 2017.

In accordance with the Securities Exchange Act of 1934, as amended, and the policies of Deloitte & Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company.  For lead audit partners, the maximum number of consecutive years of service is five years.  The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidates for the role, as well as discussion of the full Audit Committee and with Viad’s management.

FINANCIAL STATEMENTS RECOMMENDATION

The Audit Committee recommended that the audited financial statements of Viad for 2016 be included in Viad’s 2016 Annual Report on Form 10-K, filed with the SEC on March 6, 2017.  A copy of that report is included with your proxy materials.  In connection with its recommendation, the Audit Committee did the following:

•	Reviewed and discussed the audited financial statements of Viad with management
•

Discussed with the independent auditor of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  That statement requires that the independent auditor communicate to the Audit Committee matters related to the conduct of the audit, such as: the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments, whether or not recorded

54	Viad Corp | AUDIT COMMITTEE REPORT

•

Received written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of the independent auditor, and discussed with the independent auditor the independent auditor’s independence

It is not the duty of the Audit Committee to plan or conduct audits or to determine that Viad’s financial statements are complete or accurate or in accordance with generally accepted accounting principles.  Those are the responsibilities of management and Viad’s independent auditor.  In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2016 be included in Viad’s 2016 Annual Report on Form 10-K, the Audit Committee relied on management’s representations and the report of Viad’s independent auditor with respect to the financial statements.  A report of Viad’s management concerning management’s responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad’s independent auditor, are included in Viad’s 2016 Annual Report on Form 10-K, and should be read in conjunction with the audited financial statements of Viad.

DISCLOSURE CONTROLS AND INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Deloitte & Touche LLP is responsible for expressing an opinion on the effectiveness of Viad’s internal control over financial reporting.

During 2016 and through the filing of Viad’s 2016 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee was kept informed of the progress of the evaluation during the process and received periodic updates provided by management and Deloitte & Touche LLP at Audit Committee meetings.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required under Auditing Standard No. 5 (“An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements”) of the Public Company Accounting Oversight Board.  That standard requires Viad’s independent auditor to report on their audit of Viad’s internal control over financial reporting performed in conjunction with their audit of Viad’s consolidated financial statements.  At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of Viad’s internal control over financial reporting.

The Audit Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of the effectiveness of Viad’s internal control over financial reporting.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Viad specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Robert E. Munzenrider, Chair

Isabella Cunningham

Richard H. Dozer

Edward E. Mace

Joshua E. Schechter

Viad Corp | AUDIT COMMITTEE REPORT	55

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VIAD’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2017

The following resolution concerning the appointment of Deloitte & Touche LLP as Viad’s independent auditor will be offered at the 2017 Annual Meeting of Shareholders:

RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp (the “Corporation”) to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2017 is hereby ratified.

Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years.  Although the listing standards of the NYSE and the charter of the Committee require Viad’s independent registered public accountants to be engaged, retained and supervised by the Committee, the Board considers the selection of the independent registered public accountants to be an important matter of shareholder concern and is submitting appointment of Deloitte & Touche LLP for ratification by shareholders as a matter of good corporate practice.  No determination has been made as to what action the Audit Committee and the Board would take if the shareholders do not approve the appointment.

Viad anticipates that a representative of Deloitte & Touche LLP will attend the 2017 Annual Meeting, respond to appropriate questions and be afforded the opportunity to make a statement.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants for 2017.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following is a summary of the aggregate fees billed to Viad by its independent registered public accountants, Deloitte & Touche LLP, for professional services provided for the fiscal years ended December 31, 2015 and 2016.

	2016 Fees	2015 Fees
Fee Category	($)	($)
Audit Fees[1]	2,332,058	2,134,720
Audit-Related Fees[2]	190,722	265,810
Tax Fees[3]	112,170	84,849
All Other Fees[4]	—	—
Total Fees	2,634,950	2,485,379

______________________

[1]

Audit Fees.  Consists of fees billed for professional services provided for the audits of Viad’s financial statements for the fiscal years ended December 31, 2015 and 2016, and for review of the financial statements included in Viad’s quarterly reports on Form 10-Q for those fiscal years.  Fees in 2015 and 2016 also were incurred in connection with the audit of Viad’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-Related Fees.  Consists of fees billed for services provided to Viad for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance and consultation and ad hoc fees for consultation on financial accounting and reporting standards.

[3]	Tax Fees. Consists of fees billed for services provided to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.
[4]

All Other Fees.  Consists of fees billed for all other services provided to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations.  No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2015 and 2016.

56	Viad Corp | PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VIAD’S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2017

None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s written policy is to pre-approve all audit and permissible non-audit services provided by Viad’s independent registered public accountants, which is Deloitte & Touche LLP.  These services may include audit services, audit-related services, tax services and other permissible non-audit services.  Any service incorporated within the engagement letter of the independent registered public accountants, which is approved by the Committee, is deemed pre-approved.  Any service identified as to type and estimated fee in the written annual service plan of the independent registered public accountants, which is approved by the Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

During the year, the independent registered public accountants also provide additional accounting research and consultation services required by, and incidental to, the audit of Viad’s financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount provided in the annual service plan, which is approved by the Committee.  The Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Committee may give such pre-approval in writing on behalf of the Committee.  The Chairman reviews his pre-approvals with the full Committee not later than at the Committee’s next meeting.

The Committee’s approval of proposed services and fees are noted in the meeting minutes of the Committee and/or by signature on behalf of the Committee on the engagement letter.  The independent registered public accountants are periodically requested to summarize the services and fees paid to date, and report to the Committee whether the services and fees have been pre-approved in accordance with the required pre-approval process of the Committee.

PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

The Human Resources Committee, which is comprised entirely of independent directors, and the full Board believe that the executive compensation policies, procedures and decisions made with respect to Viad’s NEOs are competitive, are based on Viad’s pay for performance philosophy and are focused on achieving Viad’s goals and enhancing shareholder value.

The following proposal, which is being submitted pursuant to Section 14A of the Exchange Act, provides Viad’s shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of Viad’s NEOs, as disclosed in this proxy statement.  This vote, which occurs annually, is not intended to address any specific element of Viad’s executive compensation program, but rather the overall compensation program for Viad’s named executive officers.  In considering your vote, you may wish to review the “Compensation Discussion and Analysis” section of this proxy statement, which provides details as to Viad’s compensation policies, procedures and decisions regarding the NEOs, as well as the tables and other information in the “Executive Compensation” section of this proxy statement.

For the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks Viad’s shareholders to vote “FOR” the adoption of the following resolution to be presented at the 2017 Annual Meeting of Shareholders:

Viad Corp | PROPOSAL 3: ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION	57

RESOLVED, that the shareholders of Viad Corp (the “Corporation”) approve, on an advisory basis, the overall compensation of the Corporation’s named executive officers set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for the Corporation’s 2017 Annual Meeting of Shareholders.

Although this advisory vote is not binding upon the Board or Viad, the Board and the Human Resources Committee will review and consider and take into account the voting results, as they have in previous years, when making future decisions regarding executive compensation to the extent they can determine the cause of any significant negative voting.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE

ON NAMED EXECUTIVE OFFICER COMPENSATION

The following proposal provides Viad’s shareholders with an opportunity to vote, on an advisory basis, on the frequency of the shareholders’ advisory vote on the compensation of Viad’s NEOs, similar to Proposal 3, above.  On the proxy card, shareholders will be able to select one of four options for this proposal: one year; two years; three years; or abstain.  Section 14A of the Exchange Act requires the Company to hold at least once every six years this advisory shareholder vote on the frequency of the shareholders’ advisory vote on NEO compensation.  At the Company’s 2011 annual meeting of shareholders, an overwhelming majority voted to hold the shareholder advisory vote on the compensation of Viad’s NEOs every year.  Since 2011, at each annual meeting of shareholders, Viad’s shareholders have voted on the compensation of Viad’s NEOs.

After careful consideration of this proposal, Viad’s Board recommends that an advisory vote on executive compensation occur each year.  The Board believes that holding the advisory vote annually will continue to provide the HR Committee and the Board with more frequent shareholder feedback on compensation disclosures. You are not voting to approve or disapprove the Board’s recommendation for an annual vote.  Rather, you are being asked to select the frequency of advisory shareholder votes on executive compensation that is preferable to you.

The Board will review and take the voting results of this proposal into account in making a determination concerning the frequency of future advisory votes on executive compensation.  However, this advisory vote is not binding upon the Board or Viad, and the Board may decide in the future to conduct the advisory vote on executive compensation on a less frequent basis.

Recommendation of the Board

The Board of Directors recommends that shareholders vote to conduct future advisory votes on the compensation of Viad’s named executive officers every “ONE YEAR.”

PROPOSAL 5: APPROVAL OF THE 2017 VIAD CORP OMNIBUS INCENTIVE PLAN

INTRODUCTION

We ask that our shareholders vote to approve the 2017 Viad Corp Omnibus Incentive Plan (the “2017 Plan”).  The 2017 Plan was adopted by our Board of Directors on February 22, 2017, subject to approval by our shareholders.  We will not grant any new awards under the 2007 Viad Corp Omnibus Incentive Plan (the “2007 Plan”) after shareholder approval of the 2017 Plan.  Shares available for issuance under the 2007 Plan will not be available for issuance under the 2017 Plan.

The 2017 Plan is an important part of the Company’s overall compensation program.  It allows the Company to make annual and long-term incentive awards to the Company’s employees and directors.  The purpose of the 2017 Plan is to give the Company a competitive advantage in attracting, retaining and motivating employees and

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directors and to provide them with incentives that are directly linked to the future growth and profitability of the Company’s business.

If the 2017 Plan is approved by shareholders, it will allow awards under the 2017 Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.  To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to shareholders and approved by a majority shareholder vote.  In addition, Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception.  We are asking shareholders to approve the material terms of the performance goals under the 2017 Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m), and thus, would be tax deductible.  For purposes of Section 162(m), the material terms of the performance goals requiring shareholder approval include the following:

•	those eligible to receive awards under the 2017 Plan
•	the business criteria used as the basis for the performance goals
•	the limits on the maximum amount of compensation payable to any individual in a given time period

By approving the 2017 Plan, the shareholders will be approving, among other things, the eligibility requirements, performance goals and limits on various cash and stock awards contained therein for purposes of Section 162(m).

PROMOTION OF GOOD COMPENSATION PRACTICES

The 2017 Plan is designed to reinforce the alignment between equity compensation arrangements for employees and directors, and shareholders’ interests and, as highlighted below, includes a number of provisions that the Company believes represent best practices, including:

•	No Discounted Stock Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant
•

No “Repricing” without Shareholder Approval. The Company may not, without the approval of shareholders, (1) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right (“SAR”) or (2) cancel and re-grant an outstanding stock option or SAR or exchange such stock option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such stock option or the grant price of such SAR is above the fair market value of a share of common stock

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2017 Plan can be automatically replenished
•

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Committee

•	No Automatic Grants. The 2017 Plan does not provide for “reload” or other automatic grants to participants
•	No Tax Gross-ups. The 2017 Plan does not provide for any tax gross-ups
•

Clawback and Forfeiture Events. Awards are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events.  Our executive compensation program currently provides that short-term and long-term incentive compensation are subject to forfeiture and repayment (or “clawback”) provisions, as more fully discussed in the CD&A section of this proxy statement

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•	No Single-Trigger Change in Control Provision. Awards will not automatically vest upon a change in control (often referred to as “single-trigger” vesting)
•

No Recycling Shares.  Shares issued under the Company’s prior plan (i.e., the 2007 Plan) will not be eligible for re-issuance under the 2017 Plan.  Shares of common stock issued under the 2017 Plan and delivered or withheld in payment of the exercise price of a stock option, satisfaction of tax obligation, or repurchased with the proceeds of an option exercise, may not be re-issued

•	Minimum Vesting. All awards are subject to a minimum one-year vesting requirement (except that 5% of the shares available may be granted without compliance with the minimum vesting requirement)
•

Limits on Annual Awards.  The 2017 Plan contains limits on the number of shares subject to awards that may be granted to a participant each year.  The 2017 Plan also limits the value of awards (including fees) that may be awarded to non-employee directors each year

•

Dividends.  Payment of dividends or dividend equivalents on performance-based awards is conditioned on achievement of the same performance goals as the underlying award.  No dividends may be paid on options or SARs

•	Amendments Require Shareholder Approval. Material amendments of the 2017 Plan require shareholder approval

KEY DATA

The following table includes information regarding outstanding equity awards, shares available for future equity awards under the Company’s existing equity compensation plan (i.e., the 2007 Plan – upon shareholder approval of the 2017 Plan, the 2007 Plan will no longer grant new awards and the available shares will not be made available for issuance under the 2017 Plan) and total shares outstanding as of March 23, 2017:

Total shares underlying outstanding options	63,773
Weighted average exercise price of outstanding options	16.62
Weighted average remaining contractual life of outstanding options	35 months
Total shares underlying outstanding full-value awards (i.e., awards that can be settled in Viad common stock, excluding options)	343,039
Total shares currently available for grant (2007 Plan shares will not be available under the 2017 Plan)	777,839
Total shares currently available for grant as full-value awards (2007 Plan shares will not be available for issuance under the 2017 Plan)	777,839
Total shares outstanding	20,380,198

In 2014, 2015 and 2016, the Company granted equity awards (including restricted stock, restricted stock units and performance units to be paid in Viad common stock if performance goals are earned) representing a total of approximately 299,589 shares, 15,900 units and 33,700 shares, respectively.  Stock options were not granted in 2014, 2015 or 2016.  Burn rate refers to how fast a company uses the supply of shares authorized for awards under its stock plans.  The burn rate is calculated by dividing the number of shares subject to equity awards granted in a particular year by the weighted average number of shares outstanding during the year.  Over the last three years we have maintained an average annual burn rate of 0.92% of shares of common stock outstanding.  The Board expects to continue to grant awards under the 2017 Plan consistent with the Company’s historic rates.

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SUMMARY OF TERMS OF THE 2017 PLAN

The principal features of the 2017 Plan are described below.  This summary is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is attached as Appendix B to this Proxy Statement and incorporated into this Proxy Statement by reference. Please refer to Appendix B for more information.

Administration

The 2017 Plan is administered by the Human Resources Committee of the Board (the “Committee”), an independent committee of our Board.  Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award and to determine the terms and conditions of any such awards.

Term

Awards under the 2017 Plan may be made for ten years following the date that shareholders approve the 2017 Plan at this year’s annual meeting of shareholders.

Eligibility

Awards may be granted under the 2017 Plan to employees and directors of Viad and Viad’s subsidiaries and affiliates.  As of December 31, 2016, there were seven non-employee directors of Viad and approximately 3,400 employees of Viad and Viad’s subsidiaries and affiliates.  During 2016, in addition to our seven non-employee directors who received restricted stock awards, a total of approximately 200 individuals received one or more awards under Viad’s existing 2007 Plan, most of whom received only cash-based awards for the achievement of the annual performance goals for 2016.  As of March 23, 2017, in addition to our seven non-employee directors who received restricted stock awards, a total of approximately 85 individuals had received one or more awards in 2017 under Viad’s existing 2007 Plan.

Shares Subject to the 2017 Plan and Limits on Awards

The 2017 Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the 2017 Plan cannot exceed 1,750,000.  The maximum number of shares that may be granted pursuant to incentive stock options is 1,750,000.

The calendar year limits under the 2017 Plan on grants to individuals for awards intended to qualify under Section 162(m) of the Code are as follows:

•	Options: The maximum aggregate number of shares subject to options granted in any calendar year to any one participant shall be 250,000
•	SARs: The maximum number of shares subject to stock appreciation rights granted in any calendar year to any one participant shall be 250,000
•

Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any calendar year to any one participant shall be 250,000

•

Performance Units or Performance Shares: The maximum aggregate award of performance units or performance shares that any one participant may receive in any calendar year shall be 250,000 shares if such award is payable in shares, or equal to the value of 250,000 shares if such award is payable in cash or property other than shares, determined as of the award grant date

•	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any calendar year may not exceed five million dollars ($5,000,000)
•	Other Stock-Based Awards. The maximum aggregate grant with respect to other stock-based awards in any calendar year to any one participant shall be seventy-five thousand (75,000)

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With respect to non-employee directors, the maximum number of shares subject to awards that may be granted during a single fiscal year, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $400,000 in total value (calculating the value of the equity award based on the grant date fair value). This limit shall not apply to the independent Chairman of the Board, whose compensation will be approved by the other independent directors on the Board with the independent Chairman abstaining.

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.

The shares subject to grant under the 2017 Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board.  If a stock appreciation right is exercised for shares, the total number of shares subject to such stock appreciation right will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the 2017 Plan.  If the exercise price of any option is satisfied by delivering shares to the Company, the total number of shares subject to such option will be deemed delivered for purposes of determining the maximum number of shares available for delivery pursuant to awards under the 2017 Plan.  Shares subject to an award that are not delivered to a participant because such shares are used to satisfy an applicable tax withholding or exercise price obligation will be deemed delivered under the 2017 Plan and will not again be available for delivery in connection with awards.  Shares purchased on the open market using the cash proceeds from the exercise of an option will not be added to the shares available for delivery under the 2017 Plan in determining the maximum number of shares available for delivery pursuant to awards under the 2017 Plan.

Minimum Vesting

Any award under the 2017 Plan must provide for a minimum vesting period of at least one year, except that up to five percent of the Shares available for grant under the 2017 Plan may be issued without regard to the foregoing requirement.

Types of Awards and Terms and Conditions

The Committee has the authority to grant the following types of awards subject to the following terms and conditions:

•

Incentive and Nonqualified Stock Options.   All incentive and nonqualified stock options must have a maximum life of no more than ten years from the date of grant, except the Committee may grant a longer term for employees outside of the United States. At the time of grant, the Committee will determine the exercise price for any stock options.  In no event may the exercise price be less than 100% of the fair market value of Viad common stock at the time of grant.  At the time of exercise, payment in full of the exercise price must be paid in cash, shares of Viad common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.  The closing price of Viad common stock, as reported on the New York Stock Exchange, on March 23, 2017 was $45.05 per share. Stock options and SARs cannot be repriced without shareholder approval.

•

Stock Appreciation Rights.   Stock appreciation rights offer recipients the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of Viad common stock at the time of redemption. SARs granted under the 2017 Plan can be granted either alone or in tandem with a stock option.  The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, Viad common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.  Stock appreciation rights must have a maximum life of no more than ten years from the date of grant, except the Committee may grant a longer term for employees outside of the United States.

•

Restricted Stock and Restricted Stock Units.   The Committee may award Viad common stock to a Viad director or an employee as a portion of compensation.  In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of Viad common stock.  The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the

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date of grant.  The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Viad common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.  Restrictions on the award may include, for example, time-based restrictions, achievement of performance goals, or a combination of time-based restrictions on vesting following the attainment of the performance goals.  The terms of the award may include the right to exercise full voting rights of the shares of restricted stock during the restriction period.  No voting rights may be granted with awards of restricted stock units.

•

Performance Units or Performance Shares.   Each performance share will have an initial value equal to the fair market value of Viad common stock on the date of grant.  Each performance unit will have an initial value that is established by the Committee at the time of grant.  The Committee will set performance goals in its discretion for the vesting of performance shares (or units).  The extent to which the performance goals are met will determine the value and/or number of performance shares (or units) that will be paid out.  Performance shares (or units) can be made payable, upon achievement of performance goals, in stock, cash, or a combination of the two.

•

Cash-Based Awards and Other Stock-Based Awards.   The Committee may grant cash-based awards and an equity-based or equity-related award not otherwise described by the 2017 Plan to participants as determined by the Committee.  Payment of those awards may be made in either cash or Viad common stock.

PERFORMANCE MEASURES FOR PERFORMANCE-BASED COMPENSATION

Cash-based awards and awards of performance units, performance shares, restricted stock and restricted stock units under the 2017 Plan may be designated by the Committee as awards intended to qualify for exemption as “Qualified Performance-Based Compensation” for purposes of the federal tax deductibility limits of Section 162(m).  The 2017 Plan is designed to meet the requirements of Section 162(m) and provides the objective performance goals described below upon which the settlement of Qualified Performance-Based Compensation may be conditioned.  The 2017 Plan also provides for grants of cash-based awards and awards of performance units, performance shares, restricted stock and restricted stock units with a performance requirement that are not intended to, or need not, qualify for the Section 162(m) exemption and to which such restrictions, including shareholder approved performance goals, do not apply.

The performance goals upon which the payment or vesting of an award that is intended to qualify as Qualified Performance-Based Compensation (as discussed above) are limited to the following Performance Measures:

•Net earnings or net income (before or after taxes)

•Earnings per share

•Net sales or revenue growth

•Net operating profit

•Revenue

•Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment)

•Earnings before or after taxes, interest, depreciation, and/or amortization

•Gross or operating margins

•Productivity ratios

•Share price (including, but not limited to, growth measures and total shareholder return)

•Expense targets

•Margins

•Operating efficiency

•Market share

•Customer satisfaction

•Unit volume

•Working capital targets and change in working capital

•Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

•Strategic plan development and implementation

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The performance goals may relate to the individual participant, to Viad as a whole, or to a subsidiary, division, department, region, function or business unit of Viad in which the participant is employed.  Performance awards may be granted either alone or in addition to other grants made under the 2017 Plan.  The performance measure may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures.  The Committee may provide with respect to Qualified Performance-Based Compensation that any evaluation of achievement of the performance measures may include or exclude any of the following events that occur during the performance period of the award: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual or infrequently occurring items as described in ASC Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Viad’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

CHANGE OF CONTROL

Unless provided otherwise in the applicable award agreement, in the event of a “change of control” of the company (as defined in the 2017 Plan), if equivalent replacement awards are substituted for awards granted and outstanding under the 2017 Plan at the time of such change of control, then, upon a “qualified termination of employment” (as defined in the 2017 Plan),

•	such replacement awards will vest and be earned in full (i.e., the awards “double-trigger” vest);
•

for a performance-based award, the performance goals will be deemed satisfied at the greater of the applicable target level and the level of achievement through the latest practicable date reasonably determinable; and

•

any stock option or SAR held by the participant as of the date of the change of control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the expiration of the term of the stock option or SAR.

If equivalent replacement awards are not substituted for awards granted and outstanding under the 2017 Plan at the time of such change of control, upon the occurrence of a change of control, unless otherwise provided in the applicable award agreement, (i) all then-outstanding awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to be earned and payable in full, and (ii) any performance-based award will be deemed earned in full based on performance goal achievement at the greater of the applicable target level and the level of achievement as determined by the committee not later than the date of the change of control based on actual performance.

AMENDMENT AND DISCONTINUANCE

The 2017 Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may impair the rights of a participant with respect to an award previously granted without the participant’s consent.  Amendments to the 2017 Plan will require shareholder approval to the extent such approval is required by law or the listing standards of the applicable exchange.  The 2017 Plan will terminate on May 17, 2027.

PLAN BENEFITS

All awards made under the 2017 Plan are discretionary.  Therefore, the benefits and amounts that will be received or allocated under the 2017 Plan are not determinable at this time. However, please refer to the “Grants of Plan-Based Awards Table” section of this proxy statement, which provides information on the grants made to the NEOs in 2016, and to the “Compensation of Directors” section of this proxy statement, which provides information on grants made to our non-employee directors in 2016.

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U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax consequences of awards made under the 2017 Plan based upon the laws in effect on the date hereof.  The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2017 Plan.  The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.  A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time.  A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

Incentive Stock Options.  A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.  If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction.  If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.  The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

 SARs.  A participant will not recognize taxable income at the time of grant of a SAR, and the Company will not be entitled to a tax deduction at such time.  Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

 Restricted Stock.  A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time.  If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.  In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income.  The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units.  A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

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Performance Units/Performance Shares.  Participants under the 2017 Plan incur no income tax liability upon the initial grant of performance units or performance shares.  At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock.  Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.  Any cash payments or the fair market value of any common stock or other property an employee receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, Viad will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Section 162(m) Limitations.  As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception.  The 2017 Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the committee to grant other awards designed to qualify for this exception.  However, the Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify.  Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2017 Plan.  Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2017 Plan.

REQUIRED VOTE

At the Annual Meeting, shareholders will be asked to approve the 2017 Plan.  This proposal requires the affirmative vote of a majority of the voting power of the shares of Viad common stock, present in person or represented by proxy, voting together as a single class.  Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the approval of the proposal to approve the 2017 Plan, and will have the same effect as votes against that proposal.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” this proposal.

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VOTING PROCEDURES AND REVOKING YOUR PROXY

VOTING PROCEDURES

In order to be elected as a director in an uncontested election, the number of shares voted “for” a director nominee from the shares present and voting in person or by proxy must exceed the number of shares voted “against” the director nominee.  In contested elections where the number of nominees exceeds the number of directors to be elected, director nominees must receive a plurality of the shares present and voting in person or by proxy in order to be elected.  A plurality means receiving the largest number of votes, regardless of whether that is a majority.  All matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or the Bylaws.  You may not cumulate votes.

Shares voted by shareholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum.  Abstentions and broker non-votes from shareholders and brokers who return their proxies, or who attend the meeting and are entitled to vote on the subject matter, will count towards determining a quorum for that proposal.

Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Proposal 2 (ratifying the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants), but not on Proposals 1, 3, 4 or 5.  Under the rules of the NYSE, the only agenda item to be acted upon at our 2017 Annual Meeting of Shareholders with respect to which a broker or nominee will be permitted to exercise voting discretion is Proposal 2.  Therefore, if a beneficial holder of Viad common stock does not give the broker or nominee specific voting instructions on Proposals 1, 3, 4 or 5, the holder’s shares will not be voted on those proposals and a broker non-vote will occur.  The affirmative vote of holders of the majority of all votes cast by holders of Viad’s outstanding stock entitled to vote is required to approve each of the proposals.  Abstentions and broker non-votes will not be included in the vote totals and, as such, will have no effect on the outcome of the proposals.

Your proxy will be voted in accordance with the instructions you place on the proxy card.  Unless you vote otherwise, all shares represented by your returned signed proxy will be voted as noted on page 1 of this proxy statement.  If you are a participant in a 401(k) plan of Viad or one of its subsidiaries, your proxy will serve as a voting instruction to the respective trustee.  In a 401(k) plan, if no voting instructions are received from a participant, the trustees will vote those shares in accordance with the majority of shares voted in such plans for which instructions were received or in the discretion of such trustees as their fiduciary duty may require.

Viad has adopted a procedure approved by the SEC called “householding” in order to reduce printing and mailing costs.  Shareholders of record who have the same address and last name will receive only one copy of this proxy statement and the Annual Report, unless one or more of these shareholders notifies Viad that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.  If you do not wish to participate in householding and prefer to receive a separate copy of this proxy statement and the Annual Report, if you prefer to receive separate copies of these documents in the future or if you are currently receiving separate copies of these documents and would like to request delivery of a single copy of the documents in the future, please contact Viad’s transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235).  Viad will promptly deliver a separate copy of this proxy statement and the Annual Report upon receiving your request.  Beneficial owners can request information about householding from their banks, brokers or other holders of record.

REVOKING YOUR PROXY

Your proxy may be revoked if you either:

Viad Corp | VOTING PROCEDURES AND REVOKING YOUR PROXY	67

•

Deliver a signed, written revocation letter, dated later than the proxy, to Deborah J. DePaoli, General Counsel and Secretary, at our Phoenix address listed in the notice of meeting attached to this proxy statement

•	Deliver a signed proxy, dated later than the first one, to Viad Corp, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, Minnesota 55164-0873
•	Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not by itself revoke your proxy unless you choose to vote in person

SOLICITATION OF PROXIES

The cost of solicitation will be borne by Viad.  Solicitation of proxies will be made primarily through the use of the mails, but directors, officers and regular employees of Viad may solicit proxies personally, by telephone or otherwise, and no additional compensation will be paid to such individuals.  Viad will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may submit proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Shareholders.  To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements.  Viad must receive proposals and nominations for the 2018 Annual Meeting of Shareholders no later than the close of business, Arizona local time, on December 11, 2017, for possible inclusion in the proxy statement, or on or between the open of business, Arizona local time, on January 18, 2018 and the close of business, Arizona local time, on February 17, 2018, for possible consideration at the meeting, which is expected to be held on Thursday, May 17, 2018.  Proposals, director nominations or related questions should be directed in writing to the undersigned at the address listed in the notice of meeting attached to this proxy statement.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the meeting.  If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of Viad’s 2016 Annual Report filed with the SEC is enclosed herewith and is available on Viad’s website at www.viad.com by clicking onto the link “Annual Meeting-Proxy Materials” under the “Investors” section, or upon written request to Viad’s corporate secretary at the address listed in the notice of meeting attached to this proxy statement.  You may also obtain Viad’s other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively.  Information contained in any website referenced in this proxy statement is not part of this proxy statement and is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

DEBORAH J. DEPAOLI

General Counsel and Secretary

68	Viad Corp | SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND FORWARD-LOOKING STATEMENTS

This document includes the presentation of "Adjusted Segment EBITDA", which is supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  This non-GAAP measure is utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of this non-GAAP financial measure is limited, compared to the GAAP measure of net income attributable to Viad, because it does not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because this non-GAAP measures does not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Management believes that the presentation of Adjusted Segment EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

This document also includes the following forward-looking non-GAAP financial measure:  Adjusted Segment EBITDA. The company does not provide a reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure because, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible, not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available to the company without unreasonable efforts. Specifically, recent acquisitions include preliminary recordings of the fair values of the assets acquired and liabilities assumed as of the acquisition date; purchase price allocations are not yet finalized and are subject to change within the measurement period (up to one year from the acquisition date) as the assessment of property and equipment, intangible assets, and working capital are finalized. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that the forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

“Adjusted Segment EBITDA” is defined by Viad as segment operating income (as defined below) before non-cash depreciation and amortization and acquisition integration costs, if any. Adjusted Segment EBITDA is utilized by management to measure the profit and performance of Viad’s operating segments and acquisitions to facilitate period-to-period comparisons.

“Segment operating income” is defined by Viad as net income attributable to Viad before income (loss) from discontinued operations, corporate activities, interest expense and interest income, income taxes, restructuring charges, impairment losses and recoveries, and the reduction for income attributable to non-controlling interest. Segment operating income is utilized by management to measure the profit and performance of Viad’s operating segments to facilitate period-to-period comparisons.

Viad Corp | APPENDIX A	69

A reconciliation of net income attributable to Viad to Adjusted Segment EBITDA is as follows:

EBITDA FROM ACQUISITIONS and THE GLACIER SKYWALK
	Year Ended December 31, 2016
	GES			PURSUIT				VIAD TOTAL
Millions	Acquisitions[1]	All Other	Total	Acquisitions[2]	Glacier Skywalk	All Other	Total
Net Income Attributable to Viad								$42.3
Net Income Attributable to Noncontrolling Interest								0.5
Loss from Discontinued Operations								0.7
Income Tax Expense								21.2
Impairment Charges								0.2
Restructuring Charges								5.2
Net Interest Expense								4.7
Corporate Activities & Eliminations								11.1
Segment Operating Income	$7.5	$42.7	$50.2	$11.3	$5.6	$18.9	$35.7	$85.9
Segment Depreciation	5.3	16.0	21.3	5.2	0.5	6.3	12.1	33.4
Segment Amortization	8.0	0.2	8.3	0.8	-	0.1	0.9	9.2
Fire-related Business Interruption Matters	-	-	-	-	-	0.1	0.1	0.1
Acquisition Integration & Transaction Costs	0.6	-	0.6	0.5	-	0.5	1.1	1.6
Adjusted Segment EBITDA	$21.4	$58.9	$80.4	$17.9	$6.1	$25.9	$49.8	$130.2

Revenue	$80.1	$974.7	$1,054.7	$46.6	$7.1	$99.7	$153.4	$1,205.0
Adjusted Segment EBITDA Margin	26.8%	6.0%	7.6%	38.4%	85.9%	26.0%	32.5%	10.8%

Note - Certain amounts above may not foot due to rounding.

[1]

GES acquisitions include: Blitz Communications, onPeak and N200 (all acquired in 2014) and ON Services (acquired in August 2016).  ON Services contributed Adjusted Segment EBITDA of $3.8 million in 2016.

[2]

Pursuit acquisitions include: the Elk + Avenue Hotel (acquired in 2012); the West Glacier Properties (acquired in 2014); Maligne Lake Tours (acquired January 2016); CATC (acquired March 2016) and FlyOver Canada (acquired December 2016).  FlyOver Canada contributed Adjusted Segment EBITDA of $33,000 in 2016.

70	Viad Corp | APPENDIX A

ADJUSTED SEGMENT EBITDA

Millions	2012	2013	2014	2015	2016
Net Income Attributable to Viad	$5.9	$21.6	$52.4	$26.6	$42.3
Net Income Attributable to Noncontrolling Interest	0.7	0.1	3.2	0.4	0.5
(Income) Loss from Discontinued Operations	(3.0)	(2.4)	(14.4)	0.4	0.7
Income Tax Expense	19.6	8.3	0.1	10.5	21.2
Impairment Charges	-	3.0	0.9	0.1	0.2
Restructuring Charges	4.9	3.8	1.6	3.0	5.2
Net Interest Expense	0.7	0.7	1.7	3.9	4.7
Corporate Activities & Eliminations	9.4	6.8	14.3	9.7	11.1
Segment Operating Income	$38.2	$41.9	$59.9	$54.6	$85.9
Segment Depreciation	29.3	26.5	27.9	27.9	33.4
Segment Amortization	0.7	1.3	2.7	7.2	9.2
Fire-related Business Interruption Matters	-	-	-	-	0.1
Acquisition Integration & Transaction Costs	-	-	0.8	0.9	1.6
Adjusted Segment EBITDA	$68.2	$69.7	$91.3	$90.6	$130.2

Revenue	$1,006.6	$953.3	$1,065.0	$1,089.0	$1,205.0
Adjusted Segment EBITDA Margin	6.8%	7.3%	8.6%	8.3%	10.8%

Cautionary Note on Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this proxy statement includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations, changes in the levels of interest rates and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this proxy statement.  Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the SEC.

Information about Viad obtained from sources other than the Company may be out-of-date or incorrect. Please rely only on Company press releases, SEC filings and other information provided by the Company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Viad Corp | APPENDIX A	71

APPENDIX B - 2017 VIAD CORP OMNIBUS INCENTIVE PLAN

2017 Viad Corp Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1

Establishment. Viad Corp, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2017 Viad Corp Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2

Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3

Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

1.4	Prior Plans. No further grants shall be made under the Prior Plans from the time of the Effective Date of this Plan.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1

“409(A) CIC” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

2.2

“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.3	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.4.
2.4

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

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2.5

“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.6	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.7	“Board” or “Board of Directors” means the Board of Directors of the Company.
2.8	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.9	“Change of Control” means any of the following events:
(a)

An acquisition by any person (as defined in Section 3(a)(9) of the Exchange Act), including, without limitation, any two or more persons acting as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either: (i) the then outstanding Shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however the following: (A) any acquisition directly from the Company or any entity controlled by the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or any entity controlled by the Company, (B) any acquisition by the Company, or any entity controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.8(c); or

(b)

A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.9(b) that any individual, who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c)

Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction (the “Prior Shareholders”) beneficially own, directly or indirectly,

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more than sixty percent (60%) of, respectively, the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company or any entity controlled by the Company, any employee benefit plan (or related trust) of the Company or any entity controlled by the Company or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding Shares of common stock of the Company or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the Company resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Company pursuant to a spin-off, split-up, or similar transaction (a “Spin-Off”) if, immediately following the Spin-Off, the prior shareholders beneficially own, directly or indirectly, more than eighty percent (80%) of the outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities; provided, that if another Corporate Transaction involving the Company occurs in connection with or following a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred; or

(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.10

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11

“Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. If at any time there is no such Human Resources Committee to administer the Plan, or the Human Resources Committee shall fail to be composed of at least two Non-employee Directors, each of whom is an “outside director” under Section 162(m)(4) of the Code, the Plan will be administered by a committee selected by the Board and composed of not less than two (2) individuals, each of whom is such a Non-employee Director and such an “outside director.” The members of the Committee shall be appointed from time to time by and shall serve at the discretion of, the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12	“Company” means Viad Corp, a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.13

“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee prior to the earlier of: (a) ninety (90) days after the beginning of the

74	Viad Corp | APPENDIX B – 2017 VIAD CORP OMNIBUS INCENTIVE PLAN

Performance Period, or (b) when twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
2.14	“Director” means any individual who is a member of the Board of Directors of the Company.
2.15

“Disaffiliation” means a Subsidiary ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

2.16	“Effective Date” has the meaning set forth in Section 1.1.
2.17

“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.19

“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.20	“Freestanding SAR” has the meaning set forth in Section 7.1.
2.21	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.22

“Good Reason” means (a) “Good Reason” as defined in any individual agreement or Award Agreement to which the applicable Participant is a party, or (b) if there is no such agreement or if it does not define Good Reason, without the Participant’s prior written consent: (i) the assignment to the Participant of any duties materially inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; (ii) any material reduction of the Participant's base salary or annual bonus below the highest level enjoyed by the Participant during the 120-day period prior to the Change of Control; (iii) the Company’s requiring the Participant to be based at any office or location other than that at which he or she was based immediately prior to the Change of Control constituting a material change in the Participant’s geographic location or the Company’s requiring the Participant to travel to a substantially greater extent than required immediately prior to the Change of Control; (iv) any purported termination by the Company of the Participant's employment otherwise than as expressly permitted by this Plan.  In order to invoke a termination of employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions,

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and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition.  In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such termination of employment to constitute a termination of employment for Good Reason.

2.23	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.24

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25

“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26	“Non-employee Director” means a Director who is not an Employee.
2.27

“Non-employee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.28	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.29	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.30	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.31	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.32	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.33

“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.34

“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.36

“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

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2.37

“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.38

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39	“Plan” means the 2017 Viad Corp Omnibus Incentive Plan.
2.40	“Plan Year” means the calendar year.
2.41	“Prior Plans” means the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan.
2.42

“Qualified Termination of Employment” means a termination of employment within twenty-four months following a Change of Control (a) by the Company without cause, other than as a result of death or disability, or (b) by a Participant for Good Reason.

2.43	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.44	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
2.45	“Share” means a share of common stock of the Company, par value one dollar and fifty cents ($1.50) per share.
2.46	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
2.47

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.48	“Tandem SAR” has the meaning set forth in Section 7.1.

Article 3. Administration

3.1

General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2

Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award amounts, terms, and conditions, including the terms and conditions set forth in Award Agreements, determining whether, to what extent, and under what circumstances Awards may be settled, exercised, cancelled, forfeited, or suspended, construing any ambiguous provision of the Plan or any Award Agreement, subject to Section 4.2, accelerating the vesting of Awards, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. Further, the Committee shall

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further have the authority to make any other determination and take any other action that the Committee deems necessary and desirable for the administration of the Plan.
3.3

Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however: (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1

Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.5 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be one million seven hundred fifty thousand (1,750,000) Shares.  The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million seven hundred fifty thousand (1,750,000) Shares.

4.2Minimum Vesting.  Any Award under this Plan shall provide for a minimum vesting or performance period of at least one year; provided, however, that up to five percent of the Shares available for grant pursuant to Section 4.1 may be issued without regard to the foregoing requirement.

4.3

Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards, which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.  If a Stock Appreciation Right is exercised for Shares, the total number of Shares subject to such Stock Appreciation Right will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan.  If the Option Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares subject to such Option shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under this Plan.  Shares subject to an Award that are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards.  Shares purchased on the open market using the cash proceeds from the exercise of an Option shall not be added to the Shares available for delivery hereunder in determining the maximum number of Shares available for delivery pursuant to Awards under this Plan.

4.4

Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).
(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).
(c)

Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000).

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(d)

Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be two hundred fifty thousand (250,000) Shares if such Award is payable in Shares, or equal to the value of two hundred fifty thousand (250,000) Shares if such Award is payable in cash or property other than Shares, as determined as of the Award grant date.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed five million dollars ($5,000,000).
(f)

Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be seventy-five thousand (75,000).

With respect to Non-employee Directors, the maximum number of Shares subject to Awards that may be granted in any one Plan Year, taken together with any cash fees paid to such Non-employee Director during such Plan Year, shall not exceed four hundred thousand dollars ($400,000) in total value (calculating the value of any such Shares awarded based on their grant date fair value). This limit shall not apply to the independent Chairman of the Board, whose compensation will be approved by the other Non-employee Directors of the Board with the independent Chairman abstaining.

4.5	Adjustments in Authorized Shares.
(a)

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights.

(b)

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights.

(c)

In the case of Corporate Transactions, the adjustments contemplated by clause (a) of this Section 4.5 may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the

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excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d)

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(e)

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 35-36 of ASC Topic 718).

(f)	Any adjustment under this Section 4.5 need not be the same for all Participants.

Article 5. Eligibility and Participation

5.1	Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
5.2

Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted, and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6. Stock Options

6.1

Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

6.2

Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3

Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4

Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th)

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anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

6.5

Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6

Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7

Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements and/or restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky or state securities laws applicable to such Shares.

6.8

Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Article 7. Stock Appreciation Rights

7.1

Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  SARs may be granted hereunder to Participants either alone (“Freestanding SAR”) or in addition to other Awards granted under the Plan (“Tandem SAR”) and may, but need not, relate to specific Options granted under Section 6.  Any Tandem SAR related to an Option may be granted at the same time such Option is granted to the Participant.  In the case of any Tandem SAR related to any Option, such SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds

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the number of Shares not covered by such SAR. Any Option related to any Tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR or a Tandem SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2	SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
7.3

Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5	Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6

Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7

Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1

Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2

Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

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8.3Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2017 Viad Corp Omnibus Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona.”

8.5

Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6

Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7

Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1

Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2

Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal

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to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3

Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4

Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5

Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1

Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2

Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3

Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4

Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5

Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-

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Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1

Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2

Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time).

Article 12. Performance Measures

12.1

Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net sales or revenue growth;
(d)	Net operating profit;
(e)	Revenue;
(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);
(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;
(i)	Gross or operating margins;
(j)	Productivity ratios;
(k)	Share price (including, but not limited to, growth measures and total shareholder return);
(l)	Expense targets;
(m)	Margins;
(n)	Operating efficiency;
(o)	Market share;
(p)	Customer satisfaction;
(q)	Unit volume;
(r)	Working capital targets and change in working capital;
(s)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and
(t)	Strategic plan development and implementation.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

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12.2

Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) unusual or infrequently occurring items as described in ASC Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3

Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

12.4

Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Non-employee Director Awards

Non-employee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-employee Director serves, service of a Non-employee Director as the chair of a Committee of the Board, service of a Non-employee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Non-employee Director. Subject to the limits set forth in Section 4.1 and the foregoing, the Board shall grant such Awards to Non-employee Directors and any non-employee chairman of the Board, and grant new Non-employee Director Awards, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

Other than with respect to Options and SARs, which shall not have dividend rights, any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.  A Participant shall be eligible to receive dividends or dividend equivalents in respect of any Award of Performance Shares or Performance Units that are payable upon the achievement of Performance Measures only to the extent that the Performance Measures for the relevant Performance Period are achieved.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation,

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benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1

Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2	Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
16.3

Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

17.1

General.  The provisions of this Section 17 shall apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

17.2Impact of Change in Control.  Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(a)

All then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than Awards described in Section 17.2(b)) shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 17.3 (any award meeting the requirements of Section 17.3, a “Replacement Award”) is provided to the Participant pursuant to Section 4.5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).  For any Full-Value Award that vests pursuant to this Section 17.2(a), (i) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (ii) if such Award constitutes “non-qualified deferred compensation” under Section 409A of the Code and the Change in Control is a 409A CIC, the Award shall be settled within five days following the Change in Control, and (iii) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is not a 409A CIC, the Award shall be settled pursuant to the settlement terms applicable to such Award.

(b)

Any performance-based Award shall be deemed to be earned in an amount equal to the product obtained by multiplying (i) the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (A) the applicable target level and (B) the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)), and (ii) the Applicable Pro-Ration Factor.  For any Full-Value Award that vests pursuant to this Section 17.2(b), (x) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the Change in Control, (y) if such Award constitutes “non-qualified deferred compensation” under Section 409A

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of the Code and the Change in Control is a 409A CIC, the Award shall be settled within five days following the Change in Control, and (z) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code and the Change in Control is not a 409A CIC, the Award shall be settled pursuant to the settlement terms applicable to such Award.  For purposes of this Section 17.2(b), “Applicable Pro-Ration Factor” shall mean the quotient obtained by dividing the number of days that have elapsed during the applicable performance period through and including the date of the Change in Control by the total number of days covered by the full performance period.

(c)

Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, upon a Change in Control, the Company may settle any Awards that constitute “non-qualified deferred compensation” under Section 409A of the Code and that are not replaced by a Replacement Award, to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(ix)).

17.3

Replacement Awards.  An Award shall meet the conditions of this Section 17.3 (and hence qualify as a Replacement Award):  (a) if it is of the same type as the Replaced Award; (b) if it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 4.5; (c) if the underlying Replaced Award was an equity-based Award, it relates to publicly traded equity securities of the Company or the entity surviving the Company (or such surviving entity’s parent) following the Change in Control; (d) if it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (e) if its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control.  The determination whether the conditions of this Section 17.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

17.4

Termination of Employment.  Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Qualified Termination of Employment, (a) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the Change in Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the performance goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Qualified Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (b) any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Qualified Termination of Employment may thereafter be exercised until the earlier of (i) the three-year anniversary of the termination of employment and (ii) the expiration of the stated full term of such Option or Stock Appreciation Right.  For any Full-Value Award that vests pursuant to this Section 17.4, (x) if such Award does not constitute “non-qualified deferred compensation” under Section 409A of the Code, the Award shall be settled within five days following the termination of employment and (y) if such Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Award shall be settled pursuant to the settlement terms applicable to such Award.

Article 18. Amendment, Modification, Suspension, and Termination

18.1

Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

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18.2

Prohibition on Repricing, Substitution or Cash Buy-Out.  Without the prior approval of the Company’s shareholders and except as provided in Section 4.5, the Committee shall not have the power or authority (i) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or SARs, (ii) to grant any new Options or other Awards in substitution for or upon the cancellation of Options or SARs previously granted which shall have the effect of reducing the exercise price of any outstanding Option or SARs, (iii) to buy-out any Option or SARs for a cash amount greater than the then current difference between the Fair Market Value and the exercise price of such Option or (iv) to take any other actions that are intended to have the effect of reducing the exercise price of any outstanding Option or SARs.

18.3

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.4

Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.5), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.5

Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2

Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1	Forfeiture Events.
(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise

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applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2	Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4

Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5

Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6	Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8

Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9

Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

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(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.
(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.
(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.
(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10

Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11

Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13

Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14

Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award would be considered deferred compensation as defined under Code Section 409A, and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

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21.15

Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16

No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17

Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18

Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19Section 409A of the Code.  The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code.  Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (a) “termination of employment” (or any like phrase) shall mean a “separation from service” as defined under Section 409A of the Code (a “Separation from Service”), and (b) in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service.

92	Viad Corp | APPENDIX B – 2017 VIAD CORP OMNIBUS INCENTIVE PLAN

VIAD  CORP  ANNUAL  MEETING  OF  SHAREHOLDERS  Thursday,  May  18,  2017    8:00  a.m.  Mountain  Standard  Time  The  Camby  Hotel  2401  East  Camelback  Road  Phoenix,  AZ  85016    Viad  Corp1850  North  Central  Avenue,  Suite  1900  Phoenix,  Arizona  85004-4565  proxy    This  proxy  is  solicited  by  the  Board  of  Directors  for  use  at  the  Annual  Meeting  of  Shareholders  on  May  18,  2017.    The  shares  of  Viad  Corp  common  stock  you  hold  in  your  account  will  be  voted  as  you  specify  on  the  reverse  side.    By  signing  this  proxy,  you  revoke  all  prior  proxies  and  appoint  Richard  H.  Dozer  and  Robert  E.  Munzenrider,  and  each  of  them  with  full  power  of  substitution,  to  vote  your  shares  on  the matters  shown  on  the  reverse  side  and  any  other  matters  which  may  come  before  the  Annual  Meeting  of  Shareholders  and  all  adjournments.    THIS  PROXY,  WHEN  PROPERLY  EXECUTED,  WILL  BE  VOTED  AS  DIRECTED  OR,  IF  NO  DIRECTION  IS  GIVEN,  WILL  BE  VOTED  FOR  PROPOSALS  1,  2,  3  AND  5,  AND  FOR  1  YEAR  ON  PROPOSAL  4.    See  reverse  for  voting  instructions.

Shareowner  Services    P.O.  Box  64945  St.  Paul,  MN  55164-0945  Vote  by  Internet,  Telephone  or Mail24  Hours  a  Day,  7  Days  a  Week    Your  phone  or  Internet  vote  authorizes  the  named  proxies  to  vote  your  shares  in  the  same  manner  as  if  you  marked,  signed  and  returned  your  proxy  card.    •  INTERNET  –  www.proxypush.com/vvi  Use  the  Internet  to  vote  your  proxy  until  11:59  p.m.  (CT)  on  May  17,  2017.  •  PHONE  –  1-866-883-3382  Use  a  touch-tone  telephone  to  vote  your  proxy  until  11:59  p.m.  (CT)  on  May  17,  2017.    •  MAIL  –  Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid  envelope  provided.  If  you  vote  your  proxy  by  Internet  or  by  Telephone,  youdo  NOT  need  to  mail  back  your  Voting  Instruction  Card.    TO  VOTE  BY  MAIL  AS  THE  BOARD  OF  DIRECTORS  RECOMMENDS  ON  ALL  ITEMS  BELOW,  SIMPLY  SIGN,  DATE  AND  RETURN  THIS  PROXY  CARD.     T TTh hhe  eeB BBo ooa aar rrd  ddo oof  ffD DDi iir rre eec cct tto oor rrs  ssR RRe eec cco oom mmm mme een nnd dds  ssa  aaV VVo oot tte  eeF FFO OOR  RRP PPr rro oop ppo oos ssa aal  ll1 11,  ,,2 22,  ,,3  33a aan nnd  dd5  55F FFO OOR  RR1  11Y YYe eea aar  rro oon  nnP PPr rro oop ppo oos ssa aal  ll4 44.  ..  1.  Election  of  directors:  FOR  AGAINST  ABSTAIN  1a.  Edward  E.  Mace  ¦ ¦¦¦  ¦¦¦  ¦¦ 1b.  Joshua  E.  Schechter  ¦ ¦¦¦  ¦¦¦  ¦¦  2.  Ratification  of  the  appointment  of  Deloitte  &  Touche  LLP  as  Viad’s  ¦  ¦¦For  ¦  ¦¦Against  ¦  ¦¦Abstain independent  public  accountants  for  2017.    3.  Advisory  approval  of  named  executive  officer  compensation.  ¦  ¦¦For  ¦  ¦¦Against  ¦  ¦¦Abstain  4.  Advisory  vote  on  the  frequency  of  holding  future  advisory  ¦  ¦¦1  Year  ¦  ¦¦2  Years  ¦  ¦¦3  Years  ¦  ¦¦Abstain votes  on  compensation  of  named  executive  officers.    5.  Proposal  to  approve  the  2017  Viad  Corp  Omnibus  Incentive  Plan.  ¦  ¦¦For  ¦  ¦¦Against  ¦  ¦¦Abstain  THIS  PROXY,  WHEN  PROPERLY  EXECUTED,  WILL  BE  VOTED  AS  DIRECTED  OR,  IF  NO  DIRECTION  IS  GIVEN,  WILL  BE  VOTED  FOR  PROPOSALS  1,  2,  3  and  5  and  FOR  1  YEAR  ON  PROPOSAL  4.    Date  ____________________________________________  Address  Change?  Mark  Box  ¦  ¦¦Sign  and  indicate  changes  below:    Signature(s)  in  Box    Please  sign  exactly  as  your  name(s)  appears  on  this  Proxy. If  shares  are  held  in  joint  tenancy,  all  joint  tenants  must  sign. Trustees,  administrators,  etc.,  must  include  title  and  authority. Corporations  must  provide  full  name  of  corporation  and  title  of  authorized  officer  signing  this  Proxy.